                                                                 EXHIBIT 10.19.2


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Recording requested by, and when
recorded, please return to:
McGuireWoods LLP
77 West Wacker Drive
Suite 4500
Chicago, Illinois 60601
ATTN: W. Kirk Grimm, Esq.
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                        (Space Above This Line Reserved for Recorder's Use Only)


================================================================================

                                      LEASE

                                     between

                       DEUTSCHE BANK AG, NEW YORK BRANCH,

                        as Agent Lessor for the Lessors,


                                       and


                               MCDATA CORPORATION

                                    as Lessee


                          DATED AS OF FEBRUARY 9, 2001

================================================================================

This Lease is subject to a security interest in favor of Deutsche Bank AG, New York and/or Cayman Islands Branch as agent (the "Agent"), under a Credit Agreement, dated as of February 9, 2001, among Deutsche Bank AG, New York Branch, the Lenders, and the Agent, as amended or supplemented. This Lease has been executed in several counterparts. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code of any jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Agent on the signature page hereof.


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


                                TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----

ARTICLE I................................................................................................1
       1.1  Definitions..................................................................................1
ARTICLE II...............................................................................................1
       2.1  Property.....................................................................................1
       2.2  Lease Term...................................................................................1
       2.3  Title........................................................................................1
       2.4  Lease Supplement.............................................................................1
ARTICLE III..............................................................................................2
       3.1  Rent; Capitalized Interest; Capitalized Commitment Fees......................................2
       3.2  Payment of Basic Rent........................................................................2
       3.3  Supplemental Rent............................................................................2
       3.4  Performance on a Non-Business Day............................................................3
       3.5  Method of Payment............................................................................3
ARTICLE IV...............................................................................................3
       4.1  Utility Charges..............................................................................3
ARTICLE V................................................................................................3
       5.1  Quiet Enjoyment..............................................................................3
ARTICLE VI...............................................................................................4
       6.1  Net Lease; No Setoff; Etc....................................................................4
       6.2  No Termination or Abatement..................................................................5
       6.3  Lessee's Rights..............................................................................5
ARTICLE VII..............................................................................................5
       7.1  Ownership of the Property....................................................................5
       7.2  Liens and Security Interests.................................................................5
ARTICLE VIII.............................................................................................8
       8.1  Condition of the Property....................................................................8
       8.2  Possession and Use of the Property...........................................................9
ARTICLE IX...............................................................................................9
       9.1  Compliance with Legal Requirements and Insurance Requirements................................9
ARTICLE X................................................................................................9
       10.1 Maintenance and Repair; Return...............................................................9
       10.2 Right of Inspection.........................................................................10
       10.3 Environmental Inspection....................................................................10


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
ARTICLE XI..............................................................................................11
       11.1 Modifications, Substitutions and Replacements...............................................11
ARTICLE XII.............................................................................................12
       12.1 Warranty of Title...........................................................................12
       12.2 Grants and Releases of Easements............................................................12
ARTICLE XIII............................................................................................13
       13.1 Permitted Contests Other Than in Respect of Impositions.....................................13
ARTICLE XIV.............................................................................................13
       14.1 Public Liability and Workers' Compensation Insurance........................................13
       14.2 Hazard and Other Insurance..................................................................14
       14.3 Coverage....................................................................................14
ARTICLE XV..............................................................................................15
       15.1 Casualty and Condemnation...................................................................15
       15.2 Environmental Matters.......................................................................16
       15.3 Notice of Environmental Matters.............................................................17
ARTICLE XVI.............................................................................................17
       16.1 Termination upon Certain Events.............................................................17
       16.2 Termination Procedures......................................................................19
ARTICLE XVII............................................................................................19
       17.1 Lease Events of Default.....................................................................19
       17.2 Final Liquidated Damages....................................................................21
       17.3 Lease Remedies..............................................................................23
       17.4 Waiver of Certain Rights....................................................................25
       17.5 Assignment of Rights Under Contracts........................................................25
       17.6 Foreclosure.................................................................................25
       17.7 Remedies Cumulative.........................................................................28
       17.8 Lessee's Right to Cure......................................................................28
ARTICLE XVIII...........................................................................................28
       18.1 Agent Lessor's Right to Cure Lessee's Lease Defaults........................................28
ARTICLE XIX.............................................................................................28
       19.1 Provisions Relating to Lessee's Termination of this Lease or Exercise of Purchase Options...28
ARTICLE XX..............................................................................................29
       20.1 Purchase Option.............................................................................29
       20.2 Maturity Date Purchase Option...............................................................30
       20.3 Extension of Expiration Date................................................................31
ARTICLE XXI.............................................................................................31
       21.1 Sale Procedure..............................................................................31


                                       ii
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
       21.2 Application of Proceeds of Sale.............................................................32
       21.3 Indemnity for Excessive Wear................................................................32
       21.4 Appraisal Procedure.........................................................................32
       21.5 Certain Obligations Continue................................................................33
ARTICLE XXII............................................................................................33
       22.1 Holding Over................................................................................33
ARTICLE XXIII...........................................................................................33
       23.1 Risk of Loss................................................................................33
ARTICLE XXIV............................................................................................34
       24.1 Subletting and Assignment...................................................................34
       24.2 Subleases...................................................................................34
ARTICLE XXV.............................................................................................34
       25.1 Estoppel Certificates.......................................................................34
ARTICLE XXVI............................................................................................34
       26.1 No Waiver...................................................................................34
ARTICLE XXVII...........................................................................................35
       27.1 Acceptance of Surrender.....................................................................35
ARTICLE XXVIII..........................................................................................35
       28.1 No Merger of Title..........................................................................35
ARTICLE XXIX............................................................................................35
       29.1 Notices.....................................................................................35
ARTICLE XXX.............................................................................................36
       30.1 Miscellaneous...............................................................................36
       30.2 Amendments and Modifications................................................................37
       30.3 Successors and Assigns......................................................................37
       30.4 Headings and Table of Contents..............................................................37
       30.5 Counterparts................................................................................37
       30.6 GOVERNING LAW...............................................................................37
       30.7 Limitations on Recourse.....................................................................37
       30.8 Recordation of Lease........................................................................37
       30.9 Priority....................................................................................37

EXHIBITS

Exhibit A         Form of Lease Supplement

         LEASE (this "Lease"), dated as of February 9, 2001, between DEUTSCHE BANK AG, NEW YORK BRANCH, a duly licensed branch of Deutsche Bank AG, a German corporation, having its principal office at 31 West 52nd Street, New York, New York, 10019 as agent for the Lessors (in such capacity, the "Agent Lessor"), McDATA CORPORATION, a Delaware corporation, having its principal office at 310 Interlocken Parkway, Broomfield, Colorado 80021, as lessee (the "Lessee").

         In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

         1.1 DEFINITIONS. Capitalized terms used but not otherwise defined in this Lease have the respective meanings specified in Annex A to the Participation Agreement dated as of the date hereof among Lessee, the Lessors, Agent, the Lenders named therein, Agent Lessor and the Arranger.

                                   ARTICLE II

         2.1 PROPERTY. Subject to the terms and conditions hereinafter set forth and contained in the Lease Supplement relating to the Property, (i) on the initial Funding Date, the Existing Owner shall convey to Agent Lessor and Agent Lessor shall accept delivery of the Land, together with any Improvements thereon, (ii) Agent Lessor shall demise and lease to Lessee hereunder for the Term Agent Lessor's interest in the Property and (iii) Lessee hereby agrees, expressly for the direct benefit of Lessors, to lease from Agent Lessor for the Term, Agent Lessor's interest in the Property.

         2.2 LEASE TERM. The Property is leased for the Term, unless extended or earlier terminated in accordance with the provisions of this Lease.

         2.3 TITLE. The Property is leased to Lessee without any representation or warranty, express or implied, by Agent Lessor and subject to the rights of parties in possession, the existing state of title (including, without limitation, the Permitted Exceptions) and all applicable Legal Requirements. Lessee shall in no event have any recourse against Agent Lessor for any defect in title to the Property, except for Lessor Liens.

         2.4 LEASE SUPPLEMENT. On the initial Funding Date, Lessee and Agent Lessor shall each execute and deliver a Lease Supplement for the Property to be leased on such date in substantially the form of Exhibit A hereto and thereafter the Property shall be subject to the terms of this Lease.

                                   ARTICLE III

         3.1 RENT; CAPITALIZED INTEREST; CAPITALIZED COMMITMENT FEES. (a) (i) Capitalized Interest and Capitalized Commitment Fees shall be due and payable during the Construction Period, on each applicable Payment Date and on any date which this Lease shall terminate, in the manner set forth in Sections 2.3, 2.4 and 2.11 of Credit Agreement and Sections 2.7 and 2.10 of the Participation Agreement and (ii) thereafter, Basic Rent shall be due and payable on each applicable Payment Date during the Term after the Construction Period and on any date after the Construction Period when this Lease shall terminate in lawful money of the United States and shall be paid by wire transfer of immediately available funds on the due date therefor to such account or accounts at such bank or banks or to such other Person or in such other manner as Agent Lessor shall from time to time direct.

                  (b) Neither Lessee's inability or failure to take possession of all, or any portion, of the Property when delivered by Agent Lessor, nor Agent Lessor's inability or failure to deliver all or any portion of the Property to Lessee, whether or not attributable to any act or omission of Lessee or any act or omission of Agent Lessor, or for any other reason whatsoever, shall delay or otherwise affect (i) the accrual of Capitalized Interest or Capitalized Commitment Fees during the Construction Period or (ii) Lessee's obligation to pay Basic Rent after the Construction Period in accordance with the terms of this Lease.

         3.2 PAYMENT OF BASIC RENT. Basic Rent shall be paid absolutely net to Agent Lessor, so that this Lease shall yield to Agent Lessor the full amount thereof, without setoff, deduction or reduction.

         3.3 SUPPLEMENTAL RENT. (a) Lessee shall pay to Agent Lessor or the Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if Lessee fails to pay any Supplemental Rent, Agent Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee shall pay to Agent Lessor as Supplemental Rent, among other things, on demand, to the extent permitted by applicable Requirements of Law, interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by Agent Lessor for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease or any other Operative Agreement, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when due, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

                  (b) Lessee shall make a payment of Supplemental Rent equal to the Maximum Residual Guarantee Amount or the Construction Period Maximum Recourse Amount in accordance with Section 21.1(c) hereof or Article IV or V of the Construction Agency Agreement, if applicable.

         3.4 PERFORMANCE ON A NON-BUSINESS DAY. If any payment is required hereunder on a day that is not a Business Day, then such payment shall be due on the next succeeding Business Day (subject to the definition of the term "Interest Period").

         3.5 METHOD OF PAYMENT. Each payment of Rent payable by Lessee to Agent Lessor under this Lease or any other Operative Agreement shall be made by Lessee to Agent as assignee of Agent Lessor under the Assignment of Lease (or, if the Loans and all other amounts owing to the Lenders under the Credit Agreement and the other Operative Agreements have been paid in full and all Commitments of the Lenders have been permanently terminated, to Agent Lessor) prior to 2:00 p.m., New York time to the Account in immediately available funds consisting of lawful currency of the United States of America on the date when such payment shall be due. Payments received after 2:00 p.m., New York time on the date due shall for the purpose of Section 17.1 be deemed received on such day; provided, however, that for the purposes of the second sentence of Section 3.3, such payments shall be deemed received on the next succeeding Business Day and shall accrue interest at the Overdue Rate as provided in such Section 3.3.

                                   ARTICLE IV

         4.1 UTILITY CHARGES. Lessee shall pay, or cause to be paid, all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on the Property during the Construction Period and the Term, provided, that such charges paid during the Construction Period shall be reimbursable as Project Costs through Advances subject to the terms and conditions of the Operative Agreements. Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by Lessee and the amount of any credit or refund received by Agent Lessor on account of any utility charges paid by Lessee, net of the costs and expenses incurred by Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee. All charges for utilities imposed with respect to the Property for a billing period during which this Lease expires or terminates shall be adjusted and prorated on a daily basis between Agent Lessor and Lessee, and each party shall pay or reimburse the other for each party's pro rata share thereof.

                                    ARTICLE V

         5.1 QUIET ENJOYMENT. So long as no Lease Event of Default shall have occurred and be continuing, Lessee shall peaceably and quietly have, hold and enjoy the Property for the Term, free of any claim or other action by Agent Lessor or the Lessors or anyone rightfully claiming by, through or under Agent Lessor or the Lessors with respect to any matters arising from and after the Property Closing Date. Such right of quiet enjoyment is independent of, and shall not affect the rights of Agent Lessor or the Lessors (or anyone claiming by, through or under Agent Lessor or the Lessors) otherwise to initiate legal action to enforce, the obligations of Lessee under this Lease.

                                   ARTICLE VI

         6.1 NET LEASE; NO SETOFF; ETC. This Lease shall constitute a net lease and, notwithstanding any other provision of this Lease, it is intended that Basic Rent and Supplemental Rent shall be paid without counterclaim, setoff, deduction or defense of any kind and without abatement, suspension, deferment, diminution or reduction of any kind, and Lessee's obligation to pay all such amounts, throughout the Term, is absolute and unconditional. The obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including, without limitation, to the maximum extent permitted by law: (a) any defect in the condition, merchantability, design, construction, quality or fitness for use of any portion of the Property, or any failure of the Property to comply with all Legal Requirements, including any inability to occupy or use the Property by reason of such noncompliance; (b) any damage to, abandonment, loss, contamination of or Release from or destruction of or any requisition or taking of the Property or any part thereof, including eviction; (c) any restriction, prevention or curtailment of or interference with any use of the Property or any part thereof, including eviction; (d) any defect in title to or rights to the Property or any Lien on such title or rights or on the Property; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by any Lessor, Agent Lessor, Agent or any Lender; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee, any Lessor, Agent Lessor, Agent, any Lender or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Lessee, any Lessor, Agent Lessor, Agent, any Lender or any other Person, or by any court, in any such proceeding;
(g) any claim that Lessee has or might have against any Person, including, without limitation, any Lessor, Agent Lessor, Agent or any Lender; (h) any failure on the part of Agent Lessor or any other Lessor to perform or comply with any of the terms of this Lease, any other Operative Agreement or of any other agreement; (i) any invalidity or unenforceability or disaffirmance against or by Lessee of this Lease or any provision hereof or any of the other Operative Agreements or any provision of any thereof; (j) the impossibility or illegality of performance by Lessee, Agent Lessor, Lessors or all of them; (k) any action by any court, administrative agency or other Governmental Authority; (l) any restriction, prevention or curtailment of or any interference with the construction on or any use of the Property or any part thereof; or (m) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing. This Lease shall be noncancellable by Lessee for any reason whatsoever except as expressly provided herein, and Lessee, to the extent permitted by Legal Requirements, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by Lessee hereunder. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise, except as otherwise expressly provided herein, Lessee shall, unless prohibited by any Requirements of Law, nonetheless pay to Agent Lessor (or, in the case of Supplemental Rent, to whomever shall be entitled thereto) an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated in whole or in part, and in such case, so long as such payments are made and no Lease Event of Default shall have occurred and be continuing, Agent Lessor will deem this Lease to have remained in effect. Each payment of Rent made by Lessee hereunder shall be final and, absent manifest error in the computation of the amount thereof, Lessee shall not seek or have any right to recover all or any part of such payment from any Lessor, Agent Lessor, Agent, any Lender or any party to any agreements related thereto for any reason whatsoever. Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Property and neither Agent Lessor nor any Lessor shall have any responsibility in respect thereof or any liability for damage to the property of Lessee or any subtenant of Lessee on any account or for any reason whatsoever.

         6.2 NO TERMINATION OR ABATEMENT. Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting any Participant, or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator of any Participant or by any court with respect to any Participant, except as otherwise expressly provided herein. Lessee hereby waives all right (i) to terminate or surrender this Lease, except as otherwise expressly provided herein, or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. Lessee shall remain obligated under this Lease in accordance with its terms and Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, Lessee shall be bound by all of the terms and conditions contained in this Lease.

         6.3 LESSEE'S RIGHTS. Notwithstanding Sections 6.1 and 6.2, Lessee shall at all times retain its right to: (i) bring legal action in an appropriate forum to enforce Agent Lessor's obligations under this Lease (including, without limitation, Agent Lessor's covenant of quiet enjoyment) and (ii) collect from Agent Lessor directly (but not by offset against Rent hereunder) any damages that may be awarded to Lessee in such a proceeding.

                                   ARTICLE VII

         7.1 OWNERSHIP OF THE PROPERTY. The parties hereto intend that (i) for financial accounting purposes with respect to Lessee, Agent Lessor, the Lessors and the Lenders (A) this Lease will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards (SFAS) No. 13, as amended, (B) Agent Lessor will be treated as the owner and lessor of the Property and (C) Lessee will be treated as the lessee of the Property, but (ii) for federal, state and local income transfer and other tax purposes and for purposes of bankruptcy, insolvency, conservatorship and receivership law (including the substantive law upon which bankruptcy, conservatorship, insolvency and receivership proceedings are based), creditor's rights and other commercial law purposes (A) this Lease will be treated as a financing arrangement, (B) Lessors and Lenders will be treated as lenders making loans to Lessee in an amount equal to the sum of the Lessor Contributions and the outstanding principal amount of the Loans, which loans are secured by the Land and the Property, and (C) Lessee will be treated as the owner of the Land and the Property and will be entitled to all tax benefits ordinarily available to an owner of land and property like the Land and the Property for such tax purposes.

         7.2 LIENS AND SECURITY INTERESTS. (a) The parties hereto further intend and agree that, for the purpose of securing Lessee's obligations for the repayment of the above-described loans, and all other amounts owing to the Participants under the Operative Agreements, (i) this Lease shall also be deemed to be a security agreement, financing statement and fixture filing within the meaning of Article 9 of the Uniform Commercial Code and a real property mortgage or deed of trust, as applicable; (ii) this Lease grants a security interest in and a mortgage lien on Lessee's beneficial ownership interest in the Land and the Property (including the right to exercise all remedies as are contained in the Deed of Trust upon the occurrence of a Lease Event of Default) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property, for the benefit of the Agent Lessor to secure Lessee's payment of all amounts owed by Lessee under this Lease and the other Operative Agreements and all amounts owing to the Participants under the Operative Agreements, including amounts payable from the sale or disposition of the Property and Agent Lessor holds title to the Property so as to create and grant a first lien and prior security interest in the Property (A) pursuant to this Lease for the benefit of the Agent under the Assignment of Lease, to secure to the Agent the obligations of Lessee under the Lease and all amounts owing to the Participants under the Operative Agreements, including amounts payable from the sale or disposition of the Property and (B) pursuant to the Deed of Trust to secure to Agent the obligations of the Agent Lessor under the Deed of Trust and the Notes and all amounts owing to the Participants under the Operative Agreements, including amounts payable from the sale or disposition of the Property; (iii) the possession by Agent Lessor or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such security interest under applicable law. The parties hereto shall, to the extent consistent with this Lease, take such actions as may be necessary to ensure that, if this Lease were deemed to create a security interest in the Property in accordance with this Section, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the Term. Nevertheless, Lessee acknowledges and agrees that neither any Lessor, Agent Lessor, Agent, or any Lender has provided or will provide tax, accounting or legal advice to Lessee regarding this Lease, the Operative Agreements or the transactions contemplated hereby and thereby, or made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Agreements, and that Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Agreements as it deems appropriate.

                  (b) The parties hereto further intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting any party hereto, the transactions evidenced by this Lease shall be regarded as loans made by an unrelated third party lender to Lessee.

                  (c) Specifically, but without limiting the foregoing or the generality of Section 7.1 for purposes of securing Lessee's obligations for the above-described loans, Lessee hereby grants, bargains, sells, mortgages, conveys, aliens, remises, releases, assigns, sets over and confirms to Agent Lessor all of Lessee's right, title, and interest in and to the following (collectively, the "Mortgaged Property"): (i) the Land and the Property and Appurtenant Rights relating thereto and all proceeds, both cash and noncash thereof; (ii) all easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Land and the Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Lessee;
(iii) all right, title and interest of Lessee in all furnishings, furniture, fixtures, machinery, apparatus, Equipment, fittings, appliances, building supplies and materials, chattels, goods, consumer goods, farm products, inventory, warranties, chattel paper, documents, accounts, general intangibles, trade names, trademarks, servicemarks, logos (including any names or symbols by which the Property is known) and goodwill related thereto, and all other articles of personal property of every kind and nature whatsoever, tangible or intangible, now, heretofore or hereafter acquired with any proceeds of the Advances and now, heretofore or hereafter (A) arising out of or related to the ownership of the Property, or (B) located in, on or about the Property, or (C) used or intended to be used with or in connection with the construction, use, operation or enjoyment of the Property; (iv) all right, title and interest of Lessee in any and all leases, subleases, rental agreements and arrangements of any sort now or hereafter affecting the Property or any portion thereof and providing for or resulting in the payment of money to Lessee for the use of the Property or any portion thereof, whether the user enjoys the Property or any portion thereof as tenant for years, licensee, tenant at sufferance or otherwise, and irrespective of whether such leases, rental agreements and arrangements be oral or written, and including any and all extensions, renewals and modifications thereof (the "Subject Leases") and guaranties of the performance or obligations of any tenants or lessees thereunder, together with all income, rents, issues, profits and revenues from the Subject Leases (including all tenant security deposits and all other tenant deposits, whether held by Lessee or in a trust account, and all other deposits and escrow funds relating to any Subject Leases), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Lessee of, in and to the same; provided, however, that although this Lease contains (and it is hereby agreed that this Lease contains) a present, current, unconditional and absolute assignment of all of said income, rents, issues, profits and revenues, Lessee shall collect and apply such rental payments and revenues as provided in the Lease and the other Operative Agreements; (v) all right, title and interest of Lessee to and under all agreements, management contracts, consents, authorizations, certificates and other rights of every kind and character of any Governmental Authority affecting the Property, to the extent the same are transferable, service contracts, utility contracts, leases of equipment, documents and agreements relating to the construction of any Improvements (including any and all construction contracts, architectural contracts, engineering contracts, designs, plans, specifications, drawings, surveys, tests, reports, bonds and governmental approvals) and all other contracts, licenses and permits now or hereafter affecting the Property or any part thereof and all guaranties and warranties with respect to any of the foregoing (the "Subject Contracts"); (vi) all right, title and interest of Lessee in any insurance policies or binders now or hereafter relating to the Property, including any unearned premiums thereon, as further provided in this Lease; (vii) all right, title and interest of Lessee in any and all awards, payments, proceeds and the right to receive the same, either before or after any foreclosure hereunder, as a result of any temporary or permanent injury or damage to, taking of or decrease in the value of the Property by reason of casualty, condemnation or otherwise as further provided in this Lease; (viii) all right, title and interest of Lessee in all utility, escrow and all other deposits (and all letters of credit, certificates of deposit, negotiable instruments and other rights and evidence of rights to cash) now or hereafter relating to the Property or the purchase, construction or operation thereof;
(ix) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action; and (x) all Modifications, extensions, additions, improvements, betterments, renewals and replacements, substitutions, or proceeds of any of the foregoing, and all inventory, chattel paper, documents, instruments, Equipment, fixtures, farm products, consumer goods, general intangibles and other property of any nature constituting proceeds acquired with proceeds of any of the property described hereinabove; all of which foregoing items are hereby declared and shall be deemed to be a portion of the security for the indebtedness and Advances herein described, a portion of the above described collateral being located upon the Land; provided always that these presents are upon the express condition that, if all amounts due under this Lease and the other Operative Agreements shall have been paid and satisfied in full, then this instrument and the estate hereby granted shall cease and terminate and the Agent Lessor shall execute and deliver to the Lessee such documents as may be reasonably required to release all of such security of record and all documents reasonably necessary to convey and release the Property to the Lessee as provided in Section 20.1(a).

                                  ARTICLE VIII

         8.1 CONDITION OF THE PROPERTY. LESSEE ACKNOWLEDGES AND AGREES THAT IT IS RENTING THE PROPERTY "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY AGENT LESSOR AND SUBJECT TO (A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW AND (D) VIOLATIONS OF LEGAL REQUIREMENTS WHICH MAY EXIST ON THE DATE HEREOF. NEITHER ANY LESSOR, AGENT LESSOR, AGENT NOR ANY LENDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED, INCLUDING THE CONDITION OF ANY IMPROVEMENTS THEREON, THE SOIL CONDITION, OR ANY ENVIRONMENTAL OR HAZARDOUS MATERIAL CONDITION) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE (EXCEPT FOR THE ABSENCE OF LESSOR LIENS), VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) AND NEITHER ANY LESSOR, AGENT LESSOR, AGENT NOR ANY LENDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT.

         8.2 POSSESSION AND USE OF THE PROPERTY. The Property shall be used in a manner consistent with the Construction Agency Agreement and, after the Completion Date as office building space, as part of a corporate headquarters campus, and uses reasonably incidental thereto and in compliance with this Lease. Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Property. Lessee shall not commit or permit any waste of the Property or any part thereof.

                                   ARTICLE IX

         9.1 COMPLIANCE WITH LEGAL REQUIREMENTS AND INSURANCE REQUIREMENTS. Subject to the terms of Article XIII relating to permitted contests, Lessee, at its sole cost and expense, shall (a) comply with all Legal Requirements (including all Environmental Laws), Insurance Requirements and tax reporting relating to the Property, including the use, construction, operation, maintenance, repair and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Property, and (b) procure, maintain and comply in all material respects with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, renovation, use, maintenance and operation of the Property and for the use, operation, maintenance, repair and restoration of the Improvements; provided that costs incurred by the Lessee during the Construction Period under this
Section 9.1 shall be reimbursable as Project Costs through Advances, subject to the terms and conditions of the Operative Agreements.

                                    ARTICLE X

         10.1 MAINTENANCE AND REPAIR; RETURN. (a) Lessee, at its sole cost and expense, shall maintain the Property in good condition (ordinary wear and tear excepted) and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all Legal Requirements and Insurance Requirements and on a basis reasonably consistent with the operation and maintenance of commercial properties comparable in type and location to the Property subject, however, to the provisions of Article XV with respect to Condemnation and Casualty.

                  (b) Agent Lessor shall under no circumstances be required to build any Improvements on the Property, make any repairs, replacements, alterations or renewals of any nature or description to the Property, make any expenditure whatsoever in connection with this Lease or maintain the Property in any way. Agent Lessor shall not be required to maintain, repair or rebuild all or any part of the Property, and Lessee waives the right to (i) require Agent Lessor to maintain, repair, or rebuild all or any part of the Property, or (ii) make repairs at the expense of Agent Lessor pursuant to any Legal Requirement, Insurance Requirement, contract, agreement, covenants, condition or restriction at any time in effect.

                  (c) Lessee shall, upon the expiration or earlier termination of the Term or the Construction Period with respect to the Property not including a purchase thereof by Lessee, vacate, surrender and transfer the Property to Agent Lessor or, at Agent Lessor's request, the independent purchaser thereof, at Lessee's own expense, free and clear of all Liens other than Lessor Liens, in as good condition as it was on the Completion of the Improvements thereon or on such termination date, if during the Construction Period, ordinary wear and tear during the Term excepted, and in compliance with all Legal Requirements and the other requirements of this Lease and the Construction Agency Agreement (and in any event without (x) any asbestos installed or maintained in any part of the Property, (y) any polychlorinated byphenyls (PCBs) in, on or used, stored or located at the Property, and (z) any other Hazardous Substances). Lessee shall cooperate with any independent purchaser of the Property in order to facilitate the ownership or leasing and operation by such purchaser of the Property after such expiration or earlier termination of the Term or the Construction Period, including providing all books, reports and records regarding the maintenance, repair and ownership of the Property and all data and technical information relating thereto, granting or assigning all licenses necessary for the operation and maintenance of the Property and cooperating in seeking and obtaining all necessary licenses, permits and approvals of Governmental Authorities. Lessee shall have also paid the total cost for the completion of all Modifications commenced prior to such expiration or earlier termination of the Term. The obligation of Lessee under this Section 10.1(c) shall survive the expiration or termination of this Lease.

         10.2 RIGHT OF INSPECTION. During the Construction Period and the Term, Agent Lessor, any Lessor, Agent or any Lender may, each not more than twice each year unless a Lease Event of Default exists, at reasonable times and with reasonable prior notice, enter upon, inspect and examine at its own cost and expense (unless a Lease Event of Default exists, in which case the out-of-pocket costs and expenses of such parties shall be paid by Lessee), the Property. Lessee shall furnish to Agent Lessor statements, no more than once per year, accurate in all material respects, regarding the condition and state of repair of the Property. Agent Lessor shall have no duty to make any such inspection or inquiry and shall not incur any liability or obligation by reason of not making any such inspection or inquiry.

         10.3 ENVIRONMENTAL INSPECTION. Upon surrender of possession of the Property, on not more than 120 days nor less than 30 days prior to the Expiration Date or earlier termination of the Term or the Construction Period (unless Lessee has previously irrevocably exercised the Purchase Option or Maturity Date Purchase Option or the Construction Period is being followed by the Term), Lessee shall, at its sole cost and expense provide to Agent Lessor a report by an environmental consultant selected by Lessee and reasonably satisfactory to Agent Lessor certifying that Hazardous Substances have not at any time during the Term or the Construction Period been generated, used, treated or stored on, transported to or from, Released at, on or from or deposited at or on the Property other than (i) as necessary to use, operate, maintain, repair and restore the Property and (ii) in full compliance with all Environmental Laws, and no portion of the Property has been used for such purposes other than in full compliance with all Environmental Laws. If such is not the case, the report shall set forth a remedial response plan relating to the Property (which remedial response plan, if required by any Environmental Law or Governmental Authority, shall be approved by the appropriate Governmental Authority). Such remedial response plan shall include, but shall not be limited to, plans for full response, remediation, removal, or other corrective action, and the protection, or mitigative action associated with the protection, of natural resources including wildlife, aquatic species, and vegetation associated with the Property, as required by all applicable Environmental Laws. If such report includes a remedial response plan, Lessee shall promptly deposit funds in escrow with the Agent sufficient to ensure the full execution and implementation of such plan.

                                   ARTICLE XI

         11.1 MODIFICATIONS, SUBSTITUTIONS AND REPLACEMENTS. (a) So long as no Lease Event of Default has occurred and is continuing, Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to the Property or any part thereof (collectively, "Modifications"); provided, that: (i) except for any Modification required to be made pursuant to a Legal Requirement or an Insurance Requirement, no Modification, individually, or when aggregated with any (A) other Modification or (B) grant, dedication, transfer or release pursuant to Section 12.2, shall materially impair the value of the Property or the utility or useful life of the Property from that which existed immediately prior to such Modification; (ii) the Modification shall be performed expeditiously and in a good and workmanlike manner; (iii) Lessee shall comply with all Legal Requirements (including all Environmental Laws) and Insurance Requirements applicable to the Modification, including the obtaining of all permits and certificates of occupancy, and the structural integrity of the Property shall not be adversely affected; (iv) Lessee shall maintain or cause to be maintained builders' risk insurance at all times when a Modification is in progress; (v) subject to the terms of Article XIII relating to permitted contests, Lessee shall pay all costs and expenses and discharge any Liens arising with respect to the Modification; (vi) such Modifications shall comply with Sections 8.2 and
10.1 and shall not change the primary character of the Property; and (vii) no Improvements shall be demolished. All Modifications (other than those that may be readily removed without impairing the value, utility or remaining useful life of the Property, unless required by Legal Requirements or Insurance Requirements) shall remain part of the Improvements and shall be subject to this Lease, and title thereto shall immediately vest in Agent Lessor. So long as no Lease Event of Default has occurred and is continuing, Lessee may place upon the Property any inventory, trade fixtures, machinery, equipment or other property belonging to Lessee or third parties and may remove the same at any time during the term of this Lease; provided that such inventory, trade fixtures, machinery, equipment or other property, or their respective operations, do not materially impair the value, utility or remaining useful life of the Property.

                  (b) Following the Completion Date with respect to the Property, Lessee shall notify Agent Lessor of the undertaking of any construction, repairs or alterations to the Property the cost of which is anticipated to exceed $1,000,000. Prior to undertaking any such construction or alterations, Lessee shall deliver to Agent Lessor (i) a brief narrative of the work to be done and a copy of the plans and specifications relating to such work; and (ii) an Officer's Certificate stating that such work when completed will not impair the value, utility or remaining useful life of the Property. Agent Lessor, by itself or its agents, shall have the right, but not the obligation, from time to time to inspect such construction to ensure that the same is completed consistent with such plans and specifications.

                  (c) Following the Completion Date with respect to the Property, Lessee shall not without the consent of Agent Lessor undertake any construction or alterations to the Property if such construction or alterations cannot, in the reasonable judgement of Agent Lessor, be completed on or prior to the date that is twelve months prior to the Maturity Date.

                                   ARTICLE XII

         12.1 WARRANTY OF TITLE. (a) Lessee agrees that, except as otherwise provided herein and subject to the terms of Article XIII relating to permitted contests, Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, defect, attachment, levy, title retention agreement or claim upon the Property or any Modifications or any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by Agent or the Defeasance Deposit Depositary Bank pursuant to the Credit Agreement, the Defeasance Deposit Agreement or the Control Agreement, other than with respect to the Property only, Permitted Liens and Lessor Liens. Lessee shall promptly notify Agent Lessor in the event it receives actual knowledge that a Lien (other than a Permitted Lien or Lessor
Lien) exists with respect to the Property or that a Lien exists with respect to the Rent or the Collateral.

                  (b) Nothing contained in this Lease shall be construed as constituting the consent or request of Agent Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NEITHER AGENT LESSOR, AGENT, ANY LESSOR NOR ANY LENDER IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO THE PROPERTY.

         12.2 GRANTS AND RELEASES OF EASEMENTS. Provided that no Lease Event of Default shall have occurred and be continuing and subject to the provisions of Articles VIII, IX, X and XI, Agent Lessor and each Lessor hereby consents to the following actions by Lessee, in the name and stead of Agent Lessor and the Lessors, but at Lessee's sole cost and expense: (a) the platting and replatting of the Property and the recording of the initial covenants and restrictions affecting the Property consistent with the uses thereof permitted under this Lease; (b) the granting (prior to the Lien of the Deed of Trust) of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the construction, use, repair, renovation or maintenance of the Property as herein provided; (c) the release (free and clear of the Lien of the Deed of Trust) of existing easements or other rights in the nature of easements which are for the benefit of the Property or adjacent properties (owned by the Lessee); (d) the dedication or transfer (prior to the Lien of the Deed of Trust) of unimproved portions of the Property for road, highway or other public purposes; (e) the execution of petitions to have the Property annexed to any municipal corporation or utility district; and (f) the execution of amendments to any covenants and restrictions affecting the Property; provided, that in each case Lessee shall have delivered to Agent Lessor an Officer's Certificate stating that: (i) such platting, replatting, recording, grant, release, dedication or transfer does not materially impair the value, utility or remaining useful life of the Property, (ii) such platting, replatting, recording, grant, release, dedication or transfer is necessary in connection with the construction, use, maintenance, alteration, renovation or improvement of the Property or adjacent properties (owned by the Lessee), (iii) Lessee shall remain obligated under this Lease and under any instrument executed by Lessee consenting to the assignment of Agent Lessor's or any Lessor's interest in this Lease as security for indebtedness, in each such case in accordance with their terms, as though such platting, replatting, recording, grant, release, dedication or transfer, had not been effected and (iv) Lessee shall pay and perform any obligations of Agent Lessor or any Lessor under such platting, replatting, recording, grant, release, dedication or transfer. Without limiting the effectiveness of the foregoing, provided that no Lease Event of Default shall have occurred and be continuing, Agent Lessor shall, upon the request of Lessee, and at Lessee's sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such platting, replatting, recording, grant, release, dedication or transfer to any Person permitted under this Section.

                                  ARTICLE XIII

         13.1 PERMITTED CONTESTS OTHER THAN IN RESPECT OF IMPOSITIONS. Except to the extent otherwise provided for in Section 12.3(f) of the Participation Agreement, Lessee, on its own or on Agent Lessor's and the Lessors' behalf but at Lessee's sole cost and expense, may contest, by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Legal Requirement, or utility charges payable pursuant to Section 4.1 or any Lien, attachment, levy, encumbrance or encroachment, and Agent Lessor agrees not to pay, settle or otherwise compromise any such item, provided that (a) the commencement and continuation of such proceedings shall suspend the collection thereof from, and suspend the enforcement thereof against, the Property, the Rent, the Collateral, any Lessor, Agent, Agent Lessor and the Lenders; (b) there shall be no risk of the imposition of a Lien (other than a Permitted Lien) on the Property, or any Lien on any Rent or the Collateral, and no part of the Property nor any Rent or any of the Collateral would be in any danger of being sold, forfeited, lost or deferred; (c) at no time during the permitted contest shall there be a risk of the imposition of criminal liability or civil liability on any Lessor, Agent, Agent Lessor or any Lender for failure to comply therewith; and (d) in the event that, at any time, there shall be a material risk of extending the application of such item beyond the Expiration Date, then Lessee shall deliver to Agent Lessor an Officer's Certificate certifying as to the matters set forth in clauses (a), (b) and (c) of this Section 13.1. Agent Lessor, at Lessee's sole cost and expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in connection with any such contest and, if reasonably requested by Lessee, shall join as a party therein at Lessee's sole cost and expense.

                                   ARTICLE XIV

         14.1 PUBLIC LIABILITY AND WORKERS' COMPENSATION INSURANCE. During the Term following the Construction Period, Lessee shall procure and carry, at Lessee's sole cost and expense, commercial general liability insurance for claims for injuries or death sustained by persons or damage to property while on the Property. During the Construction Period Lessee's obligations with respect to insurance are governed by Article VI of the Construction Agency Agreement. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by owners of similar properties, that are in accordance with normal industry practice. The policy shall be endorsed to name each Lessor, Agent Lessor, Agent and each Lender as additional insureds. The policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which any Lessor, Agent Lessor, Agent or any Lender may have in force. Lessee shall, in the operation of the Property, comply with the applicable workers' compensation laws and protect each Lessor, Agent Lessor, Agent and each Lender against any liability under such laws.

         14.2 HAZARD AND OTHER INSURANCE. (a) During the Term following the Construction Period, Lessee shall keep the Property insured against loss or damage by fire and other risks on terms and in amounts that are no less favorable than insurance maintained by owners of similar properties, that are in accordance with normal industry practice and are in amounts equal to the actual replacement cost of the Improvements. So long as no Lease Event of Default exists, any loss payable under the insurance policy required by this Section will be paid to and adjusted solely by Lessee, subject to Article XV. So long as no Lease Event of Default exists, any loss payable under any title insurance policy covering the Property will be paid to and adjusted solely by Lessee, subject to Article XV.

                  (b) If at any time during the Term the area in which the Improvements are located is designated a "flood-prone" area pursuant to the Flood Disaster Protection Act of 1973 or any amendments or supplements thereto, then Lessee shall comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as may be amended. In addition, Lessee will fully comply with the requirements of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as each may be amended from time to time, and with any other Legal Requirement concerning flood insurance to the extent that it applies to the Property.

         14.3 COVERAGE. (a) Lessee shall furnish Agent Lessor with certificates showing the insurance required under Sections 14.1 and 14.2 to be in effect and naming Agent Lessor as loss payee with respect to property insurance and Agent, the Lenders, Agent Lessor and the Lessors as an additional insured with respect to liability insurance and showing the mortgagee endorsement required by Section 14.3(c). All such insurance shall be at the cost and expense of Lessee. Such certificates shall include a provision in which the insurer agrees to endeavor to provide thirty (30) days' advance written notice by the insurer to Agent Lessor and Agent in the event of cancellation or modification of such insurance. If Lessor so requests, Lessee shall deliver to Agent Lessor copies of all insurance policies required by this Lease.

                  (b) Lessee agrees that the insurance policy or policies required by this Lease shall include an appropriate clause pursuant to which such policy shall provide that it will not be invalidated should Lessee waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy. Lessee hereby waives any and all such rights against each Lessor, Agent Lessor, Agent and each Lender to the extent of payments made under such policies.

                  (c) All insurance policies required by Section 14.2 shall include a "New York" or standard form mortgagee endorsement in favor of the Agent.

                  (d) Neither Agent Lessor nor any Lessor shall carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this Lease except that Agent Lessor and any Lessor may carry separate liability insurance so long as (i) Lessee's insurance is designated as primary and in no event excess or contributory to any insurance such party may have in force which would apply to a loss covered under Lessee's policy and (ii) each such insurance policy will not cause Lessee's insurance required under this Lease to be subject to a coinsurance exception of any kind.

                  (e) Lessee shall pay as they become due all premiums for the insurance required by this Lease, shall renew or replace each policy prior to the expiration date thereof and shall promptly deliver to Agent Lessor and Agent certificates for renewal and replacement policies.

                                   ARTICLE XV

         15.1 CASUALTY AND CONDEMNATION. (a) Subject to the provisions of this
Article XV and Article XVI (in the event Lessee delivers, or is obligated to deliver, a Termination Notice), and prior to the occurrence and continuation of a Lease Event of Default, during the Term following the Construction Period Lessee shall be entitled to receive (and Agent Lessor and each Lessor hereby irrevocably assigns to Lessee all of Agent Lessor's and such Lessor's right, title and interest during such time in) any award, compensation or insurance proceeds to which Lessee or Agent Lessor may become entitled by reason of their respective interests in the Property (i) if during the Term all or a portion of the Property is damaged or destroyed in whole or in part by a Casualty or (ii) if during the Term the use, access, occupancy, easement rights or title to the Property or any part thereof is the subject of a Condemnation; provided, however, if a Default shall have occurred and be continuing or if a Casualty or Condemnation occurs during the Construction Period, such award, compensation or insurance proceeds shall be paid directly to Agent Lessor or, if received by Lessee, shall be held in trust for Agent Lessor, and shall be paid over by Lessee to Agent Lessor, and provided further that in the event of any Casualty or Condemnation during the Term following the Construction Period, the estimated cost of restoration of which is in excess of $5,000,000, any such award, compensation or insurance proceeds shall be paid directly to Agent Lessor, or if received by Lessee, shall be held in trust for Agent Lessor and shall be paid over by Lessee to Agent Lessor. Unless the Lease has been terminated pursuant to
Article XVI, following a Casualty or Condemnation during the Construction Period, the Lessee shall comply with the provisions of Section 3.3 of the Construction Agency Agreement and, unless a Default shall have occurred and be continuing, Agent Lessor shall pay over to Lessee any such award, compensation or insurance proceeds to be applied to the cost of construction or restoration of the Property.

                  (b) So long as no Lease Event of Default has occurred and is continuing, during the Term following the Construction Period, Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof; provided that if the estimated cost of restoration of the Property or the payment on account of such title defect is in excess of $5,000,000, then Agent Lessor shall be entitled to participate in any such proceeding or action. At Lessee's reasonable request, and at Lessee's sole cost and expense, Agent Lessor and Agent shall participate in any such proceeding, action, negotiation, prosecution or adjustment which the Lessee is entitled to control. Agent Lessor, each Lessor and Lessee agree that this Lease shall control the rights of Agent Lessor, the Lessors and Lessee in and to any such award, compensation or insurance payment.

                  (c) If any party shall receive notice of a Casualty or a possible Condemnation of the Property or any interest therein, such party, as the case may be, shall give notice thereof to Agent Lessor, Lessee and to Agent promptly after the receipt of such notice.

                  (d) In the event of a Casualty or receipt of notice by Lessee or Agent Lessor of a Condemnation, Lessee shall, not later than thirty (30) days after such occurrence, deliver to Agent Lessor and the Agent an Officer's Certificate stating that either (i) (x) such Casualty is not a Significant Casualty or (y) such Condemnation is neither a Total Condemnation nor a Significant Condemnation and that this Lease shall remain in full force and effect with respect to the Property and, at Lessee's sole cost and expense, Lessee shall promptly and diligently restore the Property in accordance with the terms of Section 15.1(e) and Section 3.3 of the Construction Agency Agreement or
(ii) this Lease shall terminate with respect to the Property in accordance with
Section 16.1.

                  (e) If pursuant to this Section 15.1, this Lease shall continue in full force and effect following (i) a Casualty which occurs during the Construction Period and which arises from a Full Recourse Construction Period Event of Default or (ii) a Casualty or Condemnation which occurs at any time thereafter during the Term, Lessee shall, at its sole cost and expense, promptly and diligently repair any damage to the Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 10.1 and 11.1 using the as-built plans and specifications for the Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting the Property and all applicable Legal Requirements) so as to restore the Property to the same condition, operation, function and value as existed immediately prior to such Casualty or Condemnation. In such event, title to the Property shall remain with Agent Lessor and Agent Lessor shall pay over to Lessee any award, compensation or insurance proceeds to be applied to the cost of such restoration, subject to Section 15.1(a) .

                  (f) In no event shall a Casualty or Condemnation with respect to which this Lease remains in full force and effect under this Section 15.1 affect Lessee's obligations to pay Rent pursuant to Section 3.1.

         15.2 ENVIRONMENTAL MATTERS. Promptly upon Lessee's actual knowledge of the presence of Hazardous Substances in any portion of the Property in concentrations and conditions that constitute an Environmental Violation, Lessee shall notify Agent Lessor and Agent in writing of such condition. In the event of such Environmental Violation, Lessee shall, not later than thirty (30) days after Lessee has actual knowledge of such Environmental Violation, either deliver to Agent Lessor and Agent an Officer's Certificate and a Termination Notice with respect to the Property pursuant to Section 16.1, if applicable, or, as between Lessee and Agent Lessor, at Lessee's sole cost and expense, promptly and diligently undertake any response, clean up, remedial or other action necessary to remove, cleanup or remediate the Environmental Violation in accordance with the terms of Section
9.1. If Lessee does not deliver a Termination Notice with respect to the Property pursuant to Section 16.1, Lessee shall, upon completion of remedial action by Lessee, cause to be prepared by an environmental consultant reasonably acceptable to Agent Lessor and Agent a report describing the Environmental Violation and the actions taken by Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in full compliance with applicable Environmental Laws.

         15.3 NOTICE OF ENVIRONMENTAL MATTERS. Promptly, but in any event within five (5) Business Days from the date Lessee has actual knowledge thereof, Lessee shall provide to Agent Lessor and Agent written notice of any material pending or threatened claim, action or proceeding involving any Environmental Law or any Release on or in connection with the Property. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and Lessee's proposed response thereto. In addition, Lessee shall provide to Agent Lessor and Agent, within five (5) Business Days of receipt, copies of all written communications with any Governmental Authority relating to any Environmental Violation in connection with the Property. Lessee shall also promptly provide such detailed reports of any such environmental claims as reasonably may be requested by Agent Lessor and Agent.

                                  ARTICLE XVI

         16.1 TERMINATION UPON CERTAIN EVENTS. (a) If either: (i) Agent Lessor, Agent or Lessee shall have received notice of a Total Condemnation; or (ii) Lessee or Agent Lessor or any Lessor shall have received notice of a Condemnation, and Lessee shall have delivered to Agent Lessor and Agent or, if during the Construction Period, Agent Lessor shall have delivered to Lessee and Agent an Officer's Certificate that such Condemnation is a Significant Condemnation; or (iii) a Casualty occurs, and Lessee shall have delivered to Agent Lessor and Agent or, if during the Construction Period, Agent Lessor shall have delivered to Lessee and Agent, an Officer's Certificate that such Casualty is a Significant Casualty; or (iv) an Environmental Violation occurs or is discovered and Lessee shall have delivered to Agent Lessor an Officer's Certificate stating that, in the reasonable, good-faith judgment of Lessee, the cost to remediate the same will exceed $5,000,000; or (v) if during the Term a Casualty occurs with respect to the Property or Lessee or Agent Lessor receives notice of a Condemnation with respect to the Property, and following such Casualty or Condemnation, the Property cannot reasonably be restored on or before the date which is twelve months prior to the Maturity Date to substantially the same condition as existed immediately prior to such Casualty or Condemnation or before such day the Property is not in fact so restored, and Lessee shall have delivered an Officer's Certificate to Agent Lessor and Agent to such effect; then, (A) Lessee shall, within thirty (30) days after Lessee receives notice of a Total Condemnation pursuant to the preceding clause (i) or simultaneously with the delivery of the Officer's Certificate by Lessee pursuant to the preceding clause (ii), (iii), (iv) or (v) deliver a notice of termination of this Lease to Agent Lessor (a "Termination Notice") or (B) if during the Construction Period, Agent Lessor may deliver to Lessee and Agent a Termination Notice.

                  (b) In the case of an event described in (i) clause (i), (ii),
(iii) or (v) of Section 16.1(a) which occurs during the Term following the Construction Period due to any cause or, if during the Construction Period, due to a Full Recourse Construction Period Event of Default or (ii) clause (iv) of
Section 16.1(a), which occurs at any time during the Construction Period or the Term, Lessee shall be obligated to pay Agent Lessor, for the account of the Participants, on or prior to the earlier of the Maturity Date and the date occurring thirty (30) days after the date of the Termination Notice, an amount (offsetting, at the option of Agent Lessor, against such amount the aggregate amount of the Defeasance Deposit Collateral) equal to (x) all accrued and unpaid Capitalized Interest and Basic Rent due and owing on such date, plus (y) all Supplemental Rent due and owing on such date, plus (z) at the option of Lessee
(1) the Lease Balance on such date (in which case Agent Lessor shall, as set forth in Section 16.2 and 19.1, transfer to Lessee all of Agent Lessor's interest in the Property, or (2) the Permitted Lease Investment Balance on such date, provided that (A) if such amount is less than the Lease Balance on such date, subsection (e) shall apply and (B) if such amount equals the Lease Balance, Agent Lessor shall, as set forth in Section 16.2 and 19.1, transfer to Lessee on such date of payment all of Agent Lessor's interest in the Property.

                  (c) In the case of an event described in clause (i), (ii) or
(iii) of Section 16.1(a) which occurs during the Construction Period and which arises from the acts or omissions of Lessee or any Lessee Person (other than for any reasons set forth in clause (b) above), while located on, in the possession of, controlling, or acting or failing to act with respect to the Property, Lessee shall be obligated to pay to Agent Lessor, for the account of the Participants, on or prior to the date occurring thirty (30) days after the date of the Termination Notice, an amount (offsetting, at the option of Agent Lessor, against such amount the aggregate amount of the Defeasance Deposit Collateral) equal to (x) all accrued and unpaid Capitalized Interest and Basic Rent due and owing on such date plus (y) all Supplemental Rent due and owing on such date, plus (z) at the option of Lessee (1) the Lease Balance on such date (in which case Agent Lessor shall, as set forth in Section 16.2 and 19.1, transfer to Lessee on such date all of Agent Lessor's interest in the Property) or (2) an amount equal to the Construction Period Maximum Recourse Amount on such date, in which event subsection (e) shall apply.

                  (d) In the case of an event described in clause (i), (ii) or
(iii) of Section 16.1(a) which occurs during the Construction Period and which is not covered by Section 16.1(b) or (c) above, Lessee shall make payments to Agent Lessor, for the account of the Participants, on or prior to the date occurring thirty (30) days after date of the Termination Notice, of an amount (offsetting, at the option of Agent Lessor, against such amount the aggregate amount of the Defeasance Deposit Collateral) equal to the sum of (x) all Supplemental Rent otherwise due and owing on such date plus (y) at Lessee's option, if it wishes to purchase Agent Lessor's interest in the Property, the Lease Balance on such date (in which case Agent Lessor shall, as set forth in Section 16.2 and 19.1, transfer to Lessee on such date all of Agent Lessor's interest in the Property); and if Lessee does not elect to purchase Agent Lessor's interest in the Property under clause (y), subsection (e) shall apply.

                  (e) If Lessee elects not to purchase Agent Lessor's interest in the Property pursuant to any of Sections 16.1(b), (c) or (d), Lessee shall return the Property to Agent Lessor (or to any other Person specified by Agent Lessor in compliance with Section 10.1(c)); Agent

Lessor shall be entitled to retain all insurance and condemnation proceeds with respect to such Significant Casualty, Significant Condemnation or Environmental Violation; and Agent Lessor shall either require Lessee to remarket the Property for Lessors or undertake to remarket the Property itself in accordance with
Section 21.1(b) of this Lease. Any proceeds received shall be applied in the manner set forth in Section 13.4 of the Participation Agreement.

         16.2 TERMINATION PROCEDURES. On the date of the payment by Lessee of the Lease Balance and all other amounts due in accordance with a Termination Notice or in accordance with Section 16.1 (such date, the "Termination Date"), this Lease shall terminate and Agent Lessor shall convey the property to Lessee (or Lessee's designee) all in accordance with Section 19.1.

                                  ARTICLE XVII

         17.1 LEASE EVENTS OF DEFAULT. If any one or more of the following events (each a "Lease Event of Default") shall occur:

                  (a) Lessee shall fail to make payment of (i) any Capitalized Interest, Basic Rent or any Supplemental Rent (other than as referred to in clauses (a)(ii) or (b) of this Section 17.1) representing amounts owed under the Credit Agreement or the other Credit Documents within five (5) days after the same has become due and payable or (ii) any Construction Period Maximum Recourse Amount, Maximum Residual Guarantee Amount, Permitted Lease Investment Balance, Purchase Option Price, Partial Purchase Option Price or Termination Value after the same has become due and payable; or

                  (b) Lessee shall fail to make payment of any other Supplemental Rent due and payable within ten (10) days after receipt of notice thereof; or

                  (c) Lessee shall fail to maintain insurance as required by
Article XIV of this Lease; or

                  (d) Lessee shall fail to observe or perform any obligation or covenant of Lessee (other than those specifically referred to in this Section 17.1), which failure, if capable of cure, continues for thirty (30) days (or five (5) Business Days in the case of Lessee's failure to observe or perform the obligations or covenants contained in Section 3(a) of the Defeasance Deposit Agreement) after the earlier of (i) Lessee's having knowledge thereof or (ii) written notice thereof to Lessee by Agent Lessor; or any representation or warranty by Lessee set forth in this Lease or in any other Operative Agreement or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be false or inaccurate in any material way unless capable of cure and cured within thirty (30) days after the earlier of (i) Lessee's having knowledge thereof or (ii) written notice thereof to Lessee by Agent Lessor; or

                  (e) a Construction Agency Agreement Event of Default shall have occurred and be continuing; or

                  (f) Lessee shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof, (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or the whole or any substantial part of its property, (v) fail to cause the discharge of any custodian, trustee or receiver appointed for Lessee or the whole or a substantial part of its property within sixty (60) days after such appointment, or (vi) file a petition or answer seeking or consenting to reorganization under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof; or

                  (g) insolvency proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof shall be filed against Lessee and not dismissed within sixty (60) days from the date of its filing, or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Lessee, a receiver of Lessee or the whole or a substantial part of its property, and such order or decree shall not be vacated or set aside within sixty (60) days from the date of the entry thereof; or

                  (h) there shall be entered against Lessee or any Subsidiary one or more judgments or decrees in an aggregate amount at any one time outstanding in excess of $10,000,000, and such judgments or decrees shall not have been satisfied, vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from entry thereof; or

                  (i) with respect to any Plan (other than a Multiemployer Plan) as to which Lessee or any ERISA Affiliate of Lessee may have any liability, there shall exist, for a period of thirty (30) days, a deficiency which is $10,000,000 or more in the Plan assets available to satisfy the benefits guaranteeable under ERISA with respect to such Plan, and (i) steps are undertaken to terminate such Plan or (ii) such Plan is terminated or (iii) any Reportable Event which presents a material risk of termination with respect to such Plan shall occur; or

                  (j) the Lessee or any of its Subsidiaries (i) shall default in the payment when due, whether at stated maturity or otherwise, of principal, interest or rent in respect of Indebtedness or Off Balance Sheet Debt of $10,000,000 or more; or (ii) shall fail to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Off Balance Sheet Debt of $10,000,000 or more, if the effect of any such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or Off Balance Sheet Debt or beneficiary or beneficiaries of such Indebtedness or Off Balance Sheet Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness or Off Balance Sheet Debt to be declared to be due and payable prior to its stated maturity, or cash collateral in respect thereof to be demanded;

then, in any such event, Agent Lessor may, in addition to the other rights and remedies provided for in this Article XVII and in Section 18.1, terminate the Commitments and rescind or terminate this Lease by giving Lessee five (5) Business Days' notice of such termination, and this Lease and the Commitments shall terminate; provided that, in the event of the termination of this Lease pursuant to this Section 17.1, in lieu of the statutory right of redemption which is applicable in the event of the foreclosure of liens in Colorado, Lessee shall have the right to acquire the Property from Agent Lessor, which right may be exercised by Lessee by paying the Termination Value to Agent Lessor at any time prior to the end of the seventy-five (75) day period commencing on the date when all of the three following actions have occurred: (i) this Lease has been terminated; (ii) Agent Lessor (or a receiver appointed at the instance of Agent Lessor) has recovered the possession of the Property from Lessee; and (iii) Agent Lessor has given written notice to Lessee that this Lease has been terminated and that the possession of the Property has been recovered from Lessee; and, upon the making of such payment, Agent Lessor shall be required to convey the Property to Lessee in the manner provided in Section 20.1(a), except that all performances required of Lessee shall have been satisfied by the payment of the Termination Value. Lessee shall, to the fullest extent permitted by law, pay as Supplemental Rent all costs and expenses incurred by or on behalf of Lessor, including fees and expenses of counsel, as a result of any Lease Event of Default hereunder.

         17.2 FINAL LIQUIDATED DAMAGES.

                  (a) If a Lease Event of Default shall have occurred and be continuing, Agent Lessor shall have the right (subject to applicable law and the provisions of Section 5.4 of the Construction Agency Agreement if the Lease Event of Default is a Construction Agency Agreement Event of Default) to recover, by demand to Lessee and at Agent Lessor's election, and Lessee shall pay to Agent Lessor, as and for final liquidated damages, but exclusive of the indemnities payable under Section 12 of the Participation Agreement, and in lieu of all damages beyond the date of such demand, the sum of (a) the Permitted Lease Investment Balance, plus (b) the Nonrecourse Portion (subject to the proviso at the end of this sentence), plus (c) all other amounts owing in respect of Rent and Supplemental Rent theretofore accruing under this Lease (offsetting, at the option of Agent Lessor, or at the option of Lessee, with the consent of Agent Lessor, against such amount the aggregate amount of the Defeasance Deposit Collateral); provided, that notwithstanding anything contained in this Lease or elsewhere in the Operative Agreements, the Nonrecourse Portion shall not be a recourse obligation of the Lessee but shall be recourse only to the Property and the other Collateral and shall be payable in the manner set forth in Section 13.6 of the Participation Agreement.

                  Notwithstanding the foregoing, and subject, in the case of a Lease Event of Default that occurs during the Construction Period to clause (v) below, (i) if this Lease is being terminated on the basis of a Lease Event of Default under Section 17.1(d) or 17.1(i)(iii) arising out of the failure to perform an obligation or covenant or the breach of a representation or warranty, or, in the case of Section 17.1(i)(iii), the existence of a Lease Event of Default, the performance of which covenant or obligation or the truth of which representation or warranty, or in the case of Section 17.1(i)(iii), the existence of such Lease Event of Default, is qualified by the words "material," or "Material Adverse Effect" or "in all material respects" or a similar non-objective qualifier, Lessee shall be required to pay the Permitted Lease Investment Balance and the Nonrecourse Portion under clauses (a) and (b) (subject, in the case of clause (b), to the proviso at the end of the first sentence of Section 17.1(a)) of the first sentence of this Section 17.2(a) if Agent Lessor or the Person enforcing such Lease Event of Default applied commercially reasonable standards in determining that such Lease Event of Default occurred;

otherwise, Lessee shall only be required to pay the Maximum Residual Guarantee Amount (or, if such Lease Event of Default occurs during the Construction Period, the Construction Period Maximum Recourse Amount) under such clause (a);
(ii) if this Lease is being terminated on the basis of a Lease Event of Default under (A) Section 17.1(j)(i) or (B) Section 17.1(j)(ii) and the other Indebtedness or Off-Balance Sheet Debt referred to in clause (ii) of Section 17.1(j) has been accelerated or been declared to be due and payable prior to its stated maturity (or cash collateral in respect thereof has been demanded), Lessee shall be required to pay the Permitted Lease Investment Balance and the Nonrecourse Portion under clauses (a) and (b) (subject, in the case of clause
(b), to the proviso at the end of the first sentence of Section 17.1(a)) of the first sentence of this Section 17.2(a); (iii) if this Lease is being terminated on the basis of a Lease Event of Default under Section 17.1(j)(ii) when clause
(ii)(B) of this sentence does not apply, then, (A) such Indebtedness or Off-Balance Sheet Debt must exist on the Closing Date and (B) if the basis on which such other Indebtedness or Off-Balance Debt could be (but has not yet been) accelerated or declared to be due and payable would be through an application of commercially reasonable standards in determining that such Indebtedness or Off-Balance Sheet Debt could be required to be due and payable prior to its stated maturity or cash collateral in respect thereof could be demanded, Lessee shall be required to pay the Permitted Lease Investment Balance and the Non-Recourse Portion under clauses (a) and (b) (subject, in the case of clause (b), to the proviso at the end of the first sentence of Section 17.1(a)) of the first sentence of this Section 17.2(a); otherwise Lessee shall only be required to pay the Maximum Residual Guarantee Amount (or, if such Lease Event of Default occurs during the Construction Period, the Construction Period Maximum Recourse Amount); (iv) if such Lease Event of Default occurs under
Section 17.1(f) or (g) the amount referred to in clauses (a) and (b) (subject, in the case of clause (b), to the proviso at the end of the first sentence of
Section 17.1(a)) of the first sentence of Section 17.2(a), together with the amount referred to in clause (c) of such first sentence, shall automatically become due and payable without notice or demand; and (v) notwithstanding anything contained herein or in any other Operative Agreement to the contrary, upon the occurrence and during the continuance during the Construction Period of a Lease Event of Default the provisions of Sections 5.3 through 5.5 of the Construction Agency Agreement shall apply and are incorporated herein by reference, substituting the term "Lease Event of Default" for "Construction Agency Agreement Event of Default".

                  (b) Upon payment of the amount specified in Section 17.2(a),
(i) if the amount paid under clauses (a) and (b) equals the Termination Value, Lessee shall be entitled to receive from Agent Lessor, at Lessee's request and cost, an assignment of Agent Lessor's right, title and interest in the Property, the Improvements, Fixtures and Modifications, in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the Deed of Trust and any Lessor Liens. The Property shall be conveyed to Lessee (or Lessee's designee) "AS IS" and in its then present physical condition. If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Agent Lessor shall be entitled to the maximum amount allowable under such statute or rule of law; provided, that Lessee shall not be entitled to receive an assignment of Lessor's interest in the Property, the Improvements, the Fixtures and the Modifications unless Lessee shall have paid in full the Termination Value of the Property and all such Rent and Supplemental Rent.

                  (c) Agent Lessor shall (i) market, on behalf of the Lessors, the Property to third party purchasers in accordance with Section 21.1(b) or
(ii) direct the Lessee to, and the Lessee will, use its commercial best efforts, as non-exclusive agent of Agent Lessor, to market on behalf of the Lessors, the Property to third party purchasers in accordance with Section 21.1(b). Any proceeds received from a sale or remarketing of the Property shall be applied in the manner set forth in Section 13.6 of the Participation Agreement.

         17.3 LEASE REMEDIES. Agent Lessor and Lessee intend that for commercial law and bankruptcy law purposes, this Lease will be treated as a financing arrangement, as set forth in Article VII. If, as a result of applicable state law, which cannot be waived, this Lease is deemed to be a lease of the Property, rather than a financing arrangement, and Agent Lessor is unable to enforce the remedies set forth in Section 17.2, the following remedies shall be available to Agent Lessor (subject to applicable law and the provisions of Section 5.3 and 5.4 of the Construction Agency Agreement if the Lease Event of Default occurs during the Construction Period):

                  (a) Surrender of Possession. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall, upon thirty (30) days written notice, surrender to Agent Lessor possession of the Property and Lessee shall quit the same. Agent Lessor may enter upon and repossess the Property by such means as are available at law or in equity, and may remove Lessee and all other Persons and any and all personal property and Lessee's equipment and personalty and severable Modifications from the Property. Agent Lessor shall have no liability by reason of any such entry, repossession or removal performed in accordance with applicable law.

                  (b) Reletting. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Agent Lessor may, but shall be under no obligation to, relet all, or any portion, of the Property, for the account of Lessee or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such purposes as Agent Lessor may reasonably determine, and Agent Lessor may collect, receive and retain the rents resulting from such reletting which rents shall be applied against amounts owing by Lessee. Agent Lessor shall not be liable to Lessee for any failure to relet the Property or for any failure to collect any rent due upon such reletting.

                  (c) Damages. None of (a) the termination of this Lease pursuant to Section 17.1; (b) the repossession of the Property; or (c) except to the extent required by applicable law, the failure of Agent Lessor to relet all, or any portion, of the Property, the reletting of all or any portion thereof, nor the failure of Agent Lessor to collect or receive any rentals due upon any such reletting shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any Lease Event of Default shall have occurred and be continuing and notwithstanding any termination of this Lease pursuant to Section 17.1, Lessee shall forthwith pay to Agent Lessor all Capitalized Interest and Basic Rent and other sums due and payable to the Participants hereunder or under the Operative Agreements to and including the date of such termination. Thereafter, on the days on which the Basic Rent, Capitalized Interest or Supplemental Rent, as applicable, are payable under this Lease or would have been payable under this Lease if the same had not been terminated pursuant to Section 17.1 and until the end of the Term or what would have been the Term in the absence of such termination, Lessee shall pay Agent Lessor, an amount equal to the Capitalized Interest, Basic Rent and Supplemental Rent that are payable under this Lease or under the Operative Agreements or would have been payable by Lessee hereunder or under the Operative Agreements if this Lease had not been terminated pursuant to Section 17.1, less the net proceeds, if any, which are actually received by Agent Lessor with respect to the period in question of any reletting of the Property or any portion thereof (offsetting, at the option of Agent Lessor, against such amount the aggregate amount of the Defeasance Deposit Collateral), and subject to the limits set forth in Section 17.2(a); provided that Lessee's obligation to make payments of Basic Rent, Capitalized Interest and Supplemental Rent under this Section 17.3(c) shall continue only so long as Agent Lessor shall not have received the amounts specified in Section 17.2 or
Section 17.3(d). In calculating the amount of such net proceeds from reletting, there shall be deducted all of Agent Lessor's, Agent's and any Lender's expenses in connection therewith, including repossession costs, brokerage commissions, fees and expenses for counsel and any necessary repair or alteration costs and expenses reasonably incurred in preparation for such reletting. To the extent Agent Lessor receives any damages pursuant to this Section 17.3(c), such amounts shall be regarded as amounts paid on account of Rent.

                  (d) Acceleration of Rent. If a Lease Event of Default shall have occurred and be continuing, and this Lease shall not have been terminated pursuant to Section 17.1, and whether or not Agent Lessor shall have collected any current liquidated damages pursuant to Section 17.3(c), Agent Lessor may upon written notice to Lessee accelerate all payments of Capitalized Interest and Basic Rent due hereunder and, upon such acceleration, Lessee shall immediately pay Agent Lessor, as and for final liquidated damages and in lieu of all current liquidated damages on account of such Lease Event of Default beyond the date of such acceleration an amount equal to the sum of (and subject to the limits set forth in Section 17.2(a)) (a) all Capitalized Interest and Basic Rent (assuming interest at a rate per annum equal to the Overdue Rate), as applicable, due from the date of such acceleration until the end of the Term, plus (b) the Maximum Residual Guarantee Amount or Construction Period Maximum Recourse Amount that would be payable under Section 21.1(c) or under Section 5.3(c) of the Construction Agency Agreement assuming the proceeds of the sale pursuant to such Section 21.1(c) are equal to zero, which sum is then discounted to present value at a rate equal to the blended Lessor Yield and the interest on the Loans applicable to the Property on such date (offsetting, at the option of Agent Lessor, against such amount the aggregate amount of the Defeasance Deposit Collateral). Following payment of such amount by Lessee, (i) if during the Term, Lessee will be permitted to stay in possession of the Property for the remainder of the Term, subject to the terms and conditions of this Lease, including the obligation to pay Supplemental Rent, provided that no further Lease Event of Default shall occur and be continuing, following which Agent Lessor shall have all the rights and remedies set forth in this Article XVII (but not including those set forth in this Section 17.3), and (ii) if during the Construction Period, the provisions of Sections 5.3, 5.4 and 5.5 of the Construction Agency Agreement shall control.

                  (e) Repossession and Recoverable Amounts. In the event of any termination of the Term or the Construction Agency Agreement pursuant to Section
17.1 or Article V of the Construction Agency Agreement or as permitted by law, Lessee shall quit and surrender the Property to Agent Lessor, and Agent Lessor may without further notice enter upon, reenter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same as if this Lease had not been made, subject to Lessee's right of redemption set forth in Section 17.1 above, and in any such event neither Lessee nor any Person claiming through or under Lessee by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Property but shall forthwith quit and surrender the Property, and Agent Lessor shall, notwithstanding any other provision of this Lease, be entitled to recover from Lessee the aggregate of all amounts Agent Lessor is permitted to recover from Lessee.

         17.4 WAIVER OF CERTAIN RIGHTS. If this Lease shall be terminated pursuant to Section 17.1, Lessee waives, to the fullest extent permitted by law,
(a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession, except for the rights of redemption specifically provided for herein; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt; and (d) any other rights which might otherwise limit or modify any of Agent Lessor's rights or remedies under this Article XVII.

         17.5 ASSIGNMENT OF RIGHTS UNDER CONTRACTS. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall upon Agent Lessor's demand immediately assign, transfer and set over to Agent Lessor all of Lessee's right, title and interest in and to each Construction Contract and each other agreement executed by Lessee in connection with the construction, renovation, development, use or operation of the Property (including, without limitation, all right, title and interest of Lessee with respect to all warranty, performance, service and indemnity provisions), as and to the extent that the same relate to the construction, renovation, and operation of the Property.

         17.6 FORECLOSURE. Subject to Article XXI below, in the event that a court of competent jurisdiction rules that this Lease constitutes a mortgage, deed of trust or other secured financing, and subject to the availability of such remedy under applicable law, then the Agent Lessor and the Lessee agree that the Lessee hereby mortgages and grants to the Agent Lessor, for the benefit of the Participants, a Lien against the Land and the Property, for the purpose of securing all of the obligations hereunder and under the other Operative Agreements (including the payment of Capitalized Interest, Basic Rent, Supplemental Rent and the Termination Value, Permitted Lease Investment Balance, the Nonrecourse Portion, Purchase Option Price or Partial Purchase Option Price) (collectively, the "Lease Payment Obligations"). In each case, upon the occurrence of any Lease Event of Default which is continuing, the Agent Lessor shall have the power and authority, to the extent provided by law, to exercise the following rights and remedies:

                  (a) To declare the Lease Payment Obligations immediately due and payable;

                  (b) With or without notice, and without releasing Lessee from any obligation hereunder, to cure any default of Lessee and, in connection therewith, to enter upon the Property and to perform such acts and things as Agent Lessor deems necessary or desirable to inspect, investigate, assess and protect the Property, including, without limitation of any of its other rights; to appear in and defend any action or proceeding purporting to affect the Property or the rights or powers of Agent Lessor hereunder; to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the judgment of Agent Lessor, is prior or superior hereto, the judgment of Agent Lessor being conclusive as between the parties hereto; to pay any premiums or charges with respect to insurance required to be carried hereunder; and to employ counsel, accountants, contractors and other appropriate persons to assist Agent Lessor;

                  (c) To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Lessee hereunder, and Lessee agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought hereunder, Lessee waives the defense of laches and any applicable statute of limitations;

                  (d) Agent Lessor may foreclose the Lien in accordance with applicable laws and rules of court. Any sale conducted upon foreclosure of this Lien shall be held at the front door of the county courthouse for the County or City and County in which the Land and Property is located, or on the Land, or at such other place as similar sales are then customarily held in such County or City and County, provided that the actual place of sale shall be specified in the notice of sale. The proceeds of any sale shall be applied first to the fees and expenses of the officer conducting the sale, and then to the reduction or discharge of the Lease Payment Obligations in such order as is set forth in
Section 13.6 of the Participation Agreement; any surplus remaining shall be paid over to Lessee or to such other person or persons as may be lawfully entitled to such surplus. At the conclusion of any foreclosure sale, the officer conducting the sale shall execute and deliver to the purchaser at the sale a certificate of purchase which shall describe the property sold to such purchaser and shall state that upon the expiration of the applicable periods for redemption, the holder of such certificate will be entitled to a deed to the property described in the certificate. After the expiration of all applicable periods of redemption, unless the property sold has been redeemed by Lessee, the officer who conducted such sale shall, upon request, execute and deliver an appropriate deed to the holder of the certificate of purchase or the last certificate of redemption, as the case may be, and such deed shall operate to divest Lessee and all persons claiming under Lessee of all right, title and interest, whether legal or equitable, in the property described in the deed. Nothing in this provision dealing with foreclosure procedures or specifying particular actions to be taken by Agent Lessor or by any judicial officer shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by Colorado law, and any such inconsistency shall be resolved in favor of Colorado law applicable at the time of foreclosure.

                  (e) Agent Lessor or its employees, acting by themselves or through a court-appointed receiver, may enter upon, possess, manage, operate, dispose of and contract to dispose of the Land and the Property or any part thereof; negotiate with governmental authorities with respect to the Property's environmental compliance and remedial measures; contract for goods and services, hire agents, employees and counsel, make repairs, alterations and improvements to the Property necessary, in Agent Lessor's judgment, to protect or enhance the security hereof; to incur the risks and obligations ordinarily incurred by owners of property (without any personal obligation on the part of the receiver); and/or to take any and all other actions which may be necessary or desirable to comply with Lessee's obligations hereunder and under the Operative Agreements. All sums realized by Agent Lessor under this Section 17.6(d), less all costs and expenses incurred by it under this Section 17.6(d), including attorneys' fees, and less such sums as Agent Lessor deems appropriate as a reserve to meet future expenses under this Section 17.6(d), shall be applied on any Lease Payment Obligations secured hereby in such order as Agent Lessor shall determine. Neither application of said sums to said indebtedness nor any other action taken by Agent Lessor under this Section 17.6(d) shall cure or waive any Lease Event of Default or notice of default hereunder or nullify the effect of any such notice of default. Agent Lessor, or any employee or agent of Agent Lessor, or a receiver appointed by a court, may take any action or proceeding hereunder without regard to (i) the adequacy of the security for the indebtedness secured hereunder, (ii) the existence of a declaration that the indebtedness secured hereby has been declared immediately due and payable, or
(iii) the filing of a notice of default;

                  (f) In connection with any sale or sales hereunder, Agent Lessor may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property or a fixture, as the case may be, and dispose of the same in accordance with applicable law, separate and apart from the sale of real property. Any sale of any personal property or fixtures hereunder shall be conducted in any manner permitted by the UCC.

                  (g) To resort to and realize upon the Property and any other security now or hereafter held by Agent Lessor in such order and manner as Agent Lessor may, in its sole discretion, determine; and resort to any or all such security may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both.

                  (h) All costs and expenses incurred by Agent Lessor pursuant to this Section 17.6 (including without limitation court costs, consultants' fees and attorneys' fees, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the Overdue Rate, from the date of expenditure until said sums have been paid. Agent Lessor shall be entitled to bid, at the sale of the Property held pursuant to Section 17.6(d) above, the amount of said costs, expenses and interest in addition to the amount of the other Lease Payment Obligations hereby secured as a credit bid, which shall be deemed the equivalent of cash.

                  (i) Lessee hereby waives any right to require that any security given hereunder or under any other agreement securing the Lease Payment Obligations be marshalled and further waives any right otherwise available in respect to marshalling of assets which secure any Lease Payment Obligation or to require Agent Lessor to pursue its remedies against any such assets.

         After deducting all costs, fees and expenses of Agent Lessor and of this trust, including all costs of evidence of title and attorneys' fees in connection with sale, Agent Lessor shall apply the proceeds of sale to payment of all sums so expended under the terms hereof not then repaid; the payment of all other sums then secured hereby; and the remainder, if any, to the person or persons legally entitled thereto.

         17.7 REMEDIES CUMULATIVE. The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise.

         17.8 LESSEE'S RIGHT TO CURE. Notwithstanding any provision contained in this Lease or any other Operative Agreement, if a Lease Event of Default has occurred and is continuing, Lessee shall have the right to cure such Lease Event of Default by exercising its Purchase Option at any time prior to such time as a foreclosure upon or sale of the Property has been completed.

                                 ARTICLE XVIII

         18.1 AGENT LESSOR'S RIGHT TO CURE LESSEE'S LEASE DEFAULTS. Agent Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of Lessee, including the failure by Lessee to maintain any insurance required by Article XIV, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon the Property for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All out-of-pocket costs and expenses so incurred (including the fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Agent Lessor on demand as Supplemental Rent.

                                  ARTICLE XIX

         19.1 PROVISIONS RELATING TO LESSEE'S TERMINATION OF THIS LEASE OR EXERCISE OF PURCHASE OPTIONS. In connection with any termination of this Lease with respect to the Property pursuant to the terms of Section 16.1 or 16.2 or
Article XVII if the Property is being purchased by Lessee (or its designee), or in connection with Lessee's exercise of its Purchase Option, Partial Purchase Option or Maturity Date Purchase Option, upon the date on which this Lease is to terminate with respect to the Property or upon the Expiration Date with respect to the Property, and upon tender by Lessee of the Lease Balance and the other amounts set forth in Section 16.1, 17.2, 20.1 or 20.2, as applicable:

                  (a) Agent Lessor shall execute and deliver to Lessee (or to Lessee's designee) at Lessee's cost and expense an assignment or transfer of Agent Lessor's entire right, title and interest in the Property (or applicable portion thereof), in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the Deed of Trust and any Lessor Liens; and

                  (b) The Property (or applicable portion thereof) shall be conveyed to Lessee or its designee "AS IS" and in its then present physical condition.

                                   ARTICLE XX

         20.1 PURCHASE OPTION.

                  (a) Subject to Article XVII, Lessee shall have the option (exercisable by giving Agent Lessor irrevocable written notice (the "Purchase Notice") of Lessee's election to exercise such option not less than thirty (30) days prior to the date of purchase pursuant to such option) to purchase the Property on the date specified in such Purchase Notice, which date shall be a Scheduled Interest Payment Date, at a price equal to the Termination Value plus all accrued and unpaid Capitalized Interest and Basic Rent plus any Supplemental Rent due and owing on such date of purchase (the "Purchase Option Price") (offsetting, at the option of Agent Lessor, against such amount the aggregate amount of the Defeasance Deposit Collateral) (which the parties do not intend to be a "bargain" purchase price) of the Property. If Lessee exercises its option to purchase the Property pursuant to this Section 20.1 (the "Purchase Option"), Lessor shall transfer to Lessee or Lessee's designee all of Lessor's right, title and interest in and to the Property as of the date specified in the Purchase Notice upon receipt of the Purchase Option Price and all Rent and other amounts then due and payable under this Lease and any other Operative Agreement, in accordance with Section 19.1.

                  (b) Subject to Article XVII, Lessee shall have the option, from time to time, to purchase a portion or portions of the Land not improved with Buildings (each a "Partial Purchase Option") in connection with a plan for development of one or more additional buildings which, in Lessee's good faith judgment, are consistent with sound development practices (exercisable on each occasion, by giving Agent Lessor an irrevocable Purchase Notice of Lessee's election to exercise such option not less than thirty (30) days prior to the date of purchase pursuant to such option) on the date specified in such Purchase Notice, which date shall be a Scheduled Interest Payment Date, at a price equal to the Termination Value of such portion of the Land plus all accrued and unpaid Capitalized Interest and Basic Rent plus any Supplemental Rent due and owing on such date of purchase of such portion of the Land not including the Buildings, calculated based on the value of the Land not including the value of the Buildings on a pro rata basis in proportion to the area of Land in relation to the area of the portion of Land being purchased (the "Partial Purchase Option Price") (offsetting, at the option of Agent Lessor against such amount an amount of Defeasance Deposit Collateral equal to such portion of the Termination Value) (which the parties do not intend to be a "bargain" purchase price). The transfer of any portion of Land pursuant to an exercise of each Partial Purchase Option shall be subject to compliance with the following conditions, all at Lessee's expense, on or prior to the date of transfer:

                  (i) Lessee shall have paid the Partial Purchase Option Price;

                  (ii) The portion of the Land remaining after the option to purchase has been exercised shall be separately subdivided, with adequate parking rights, adequate access and adequate utility service, the subdivision of which does not hinder the use of the Improvements existing thereon;

                  (iii) Lessee shall have delivered to Agent Lessor with the Purchase Notice an Appraisal satisfactory to Agent Lessor of the Property remaining subject to this Lease showing that, as of the purchase date and the Expiration Date, the Fair Market Value of the remaining Property is not less than the remaining unpaid Termination Value as of such dates and the utility of, and access to, the remaining Property shall not have been impaired;

                  (iv) Lessee or the third party purchaser of such portion of the Land shall grant to the Lessor any easements reasonably determined by Agent Lessor to be necessary for the benefit of the Property remaining subject to this Lease;

                  (v) The parties to the Operative Agreements shall have executed, delivered, filed and recorded such amendments to the Operative Agreements as Agent Lessor shall consider reasonably necessary to reflect the impact of such purchase and preserve and protect Lessors', Agent's and the Participants' interests in the retained Property and Liens securing the same;

                  (vi) Lessee shall have furnished Agent Lessor with an update to the title insurance policy or the unconditional obligation of the Title Company to issue such update, and survey being delivered pursuant to Section 6.1 of the Participation Agreement satisfactory to Agent Lessor reflecting the impact of such purchase upon the Property and showing no Liens not permitted by the Operative Agreements; and

                  (vii) Lessee shall: (A) upon demand of Agent Lessor, pay all transaction expenses incurred by Agent Lessor in connection with each such exercise of a Partial Purchase Option, including but not limited to reasonable attorneys' fees and other professional fees incurred by Agent Lessor in connection with each such exercise of a Partial Purchase Option; and (B) for each exercise of a Partial Purchase Option following Lessee's first exercise of a Partial Purchase Option, on or prior to the date of transfer, Lessee shall pay Agent Lessor an administrative fee of $10,000.00 for such exercise of a Partial Purchase Option.

Upon satisfaction of such conditions, Agent Lessor shall transfer to Lessee or Lessee's designee all of Lessor's right, title and interest in and to such portion of the Land as of the date specified in the Purchase Notice in accordance with Section 19.1.

         20.2 MATURITY DATE PURCHASE OPTION. Not less than eighteen (18) months prior to the Maturity Date, Lessee may give Agent Lessor and Agent irrevocable written notice (the "Maturity Date Election Notice") that Lessee is electing to exercise the Maturity Date Purchase Option or its option to have the Property remarketed pursuant to Section 21.1. If Lessee does not give a Maturity Date Election Notice on or before the date eighteen (18) months prior to the Maturity Date, then Lessee shall be deemed to have exercised its Maturity Date Purchase Option. If Lessee has elected, or is deemed to have elected, to exercise the Maturity Date Purchase Option, then on the Maturity Date Lessee shall pay to Agent Lessor an amount equal to the Purchase Option Price plus any Supplemental Rent due and owing on such date of purchase (offsetting, at the option of Agent Lessor, against such amount the aggregate amount of the Defeasance Deposit Collateral) (which the parties do not intend to be a "bargain" purchase price) and, upon receipt of such amount plus all Rent and other amounts then due and payable under this Lease and any other Operative Agreement, Agent Lessor shall transfer to Lessee or Lessee's designee all of Agent Lessor's and the Lessors' right, title and interest in and to the Property in accordance with Section 19.1.

         20.3 EXTENSION OF EXPIRATION DATE. Lessee may request an extension of the Expiration Date and the Maturity Date subject to, and in accordance with, the terms and conditions of Section 15 of the Participation Agreement.

                                  ARTICLE XXI

         21.1 SALE PROCEDURE. (a) (i) Provided that no Lease Default or Lease Event of Default shall have occurred and be continuing, at the expiration of the Term, unless Lessee shall have (A) elected to extend the Expiration Date and the Expiration Date shall have been so extended, (B) elected (or be deemed to have elected) to purchase the Property and paid the Purchase Option Price with respect thereto, or (C) otherwise terminated this Lease with respect thereto and paid the Termination Value or Lease Balance with respect thereto, Lessee may elect to have the Property remarketed, and (ii) if Lessee elects to have the Property remarketed or is required to remarket the Property pursuant to Section
4.2 or 5.5 of the Construction Agency Agreement or Section 16.1 or 17.2 of this Lease, in each case Lessee shall (x) pay to Agent Lessor the Maximum Residual Guarantee Amount, Construction Period Maximum Recourse Amount or Permitted Lease Investment Balance, as the case may be, for the Property (offsetting, at the option of Agent Lessor, against such amount the aggregate amount of the Defeasance Deposit Collateral), and (y) sell the Property to one or more third parties for cash in accordance with Section 21.1(b).

                  (b) During the Marketing Period, if Lessee elects to have the Property remarketed pursuant to this Section or is required to remarket the Property pursuant to Sections 4.2 or 5.5 of the Construction Agency Agreement or Sections 16.1 or 17.2 of this Lease, Agent Lessor shall either remarket the Property itself or direct Lessee to conduct the remarketing. If Agent Lessor so directs, Lessee, as nonexclusive broker for Agent Lessor, shall use its best commercial efforts to obtain bids for the cash purchase of the Property for the highest price available in the relevant market, shall notify Agent Lessor promptly of the name and address of each prospective purchaser and the cash price which each prospective purchaser shall have offered to pay for the Property and shall provide Agent Lessor with such additional information about the bids and the bid solicitation procedure as Agent Lessor may request from time to time. Agent Lessor may reject any and all bids and may assume sole responsibility for obtaining bids and conducting the remarketing by giving Lessee written notice to that effect; provided, however, that (x) notwithstanding the foregoing, Agent Lessor may not reject a bid if such bid is greater than or equal to the difference between (i) the Permitted Lease Investment Balance and (ii) the Construction Period Maximum Recourse Amount, Maximum Residual Guarantee Amount or Permitted Lease Investment Balance, if any, as the case may be, paid or to be paid by the Lessee or the Construction Agent pursuant to Sections 4.2, 5.3 or 5.5 of the Construction Agency Agreement or Sections 16.1, 17.2 or 21.1 of this Lease and all costs and expenses of sale (including, if applicable, the Lessor Remarketing Fee) (such amount, the "Minimum Bid Amount"), and is a bona fide offer by a third party purchaser who is not an Affiliate of Lessee, and (y) the Agent Lessor need not accept and consummate any bids until the end of the Marketing Period. If the price which a prospective purchaser shall have offered to pay for all or any of the Property is less than the Minimum Bid Amount, or if no bid is received, Agent Lessor may elect to retain the Property after the end of the Marketing Period by giving Lessee at least two Business Days' prior written notice of Agent Lessor's election to retain the Property, and upon receipt of such notice, Lessee shall surrender the Property to Agent Lessor pursuant to
Section 10.1(c). Unless Agent Lessor shall have elected to retain the Property pursuant to the preceding sentence, Agent Lessor shall sell the Property free of any Lessor Liens attributable to it, without recourse or warranty, for cash to the purchaser or purchasers identified by Lessee or Agent Lessor, as the case may be, and Lessee shall surrender the Property to such purchaser in the condition specified in Section 10.1.

                  (c) On the date during the Marketing Period on which the Property is sold pursuant to Section 21.1(b), or on the Maturity Date if the Property remains unsold, or on the date demanded by Agent Lessor pursuant to
Section 4.2 or Article V of the Construction Agency Agreement following a Construction Agency Agreement Event of Default or pursuant to Section 17.2 following a Lease Event of Default, or on the date required by Section 16.1 in connection with a termination of this Lease pursuant to Section 16.1, Lessee shall pay to Agent Lessor the Maximum Residual Guarantee Amount, Construction Period Maximum Recourse Amount or Permitted Lease Investment Balance, as the case may be, for the Property (offsetting, at the option of Agent Lessor, against such amount the aggregate amount of the Defeasance Deposit Collateral) plus all accrued and unpaid Capitalized Interest and Basic Rent plus any Supplemental Rent due and owing on such date of purchase or payment.

         21.2 APPLICATION OF PROCEEDS OF SALE. Agent Lessor shall apply the proceeds of sale of the Property pursuant to the provisions of the Participation Agreement.

         21.3 INDEMNITY FOR EXCESSIVE WEAR. If the proceeds of the sale described in Section 21.1(b) with respect to the Property, less all expenses incurred by Agent Lessor in connection with such sale, shall be less than the Limited Recourse Amount for the Property at the time of such sale and if it shall have been determined (pursuant to the Appraisal Procedure) that the Fair Market Sales Value of the Property shall have been impaired by greater than expected wear and tear during the Term, Lessee shall pay to Agent Lessor within ten (10) days after receipt of Lessor's written statement (i) the amount of such excess wear and tear determined by the Appraisal Procedure or (ii) the amount of the Net Sale Proceeds Shortfall, whichever amount is less.

         21.4 APPRAISAL PROCEDURE. For determining the Fair Market Sales Value of the Property or any other amount which may, pursuant to any provision of any Operative Agreement, be determined by an appraisal procedure, Agent Lessor and Lessee shall use the following procedure (the "Appraisal Procedure"). Agent Lessor and Lessee shall endeavor to reach a mutual agreement as to such amount for a period of ten (10) days from commencement of the Appraisal Procedure, and if they cannot agree within ten (10) days, then two qualified appraisers, one chosen by Lessee and one chosen by Agent Lessor, shall mutually agree thereupon, but if either party shall fail to choose an appraiser within twenty (20) days after notice from the other party of the selection of its appraiser, then the appraisal by such appointed appraiser shall be binding on Lessee and Agent Lessor. If the two appraisers cannot agree within twenty (20) days after both shall have been appointed, then a third appraiser shall be selected by the two appraisers or, failing agreement as to such third appraiser within thirty (30) days after both shall have been appointed, by the American Arbitration Association. The decisions of the three appraisers shall be given within twenty (20) days of the appointment of the third appraiser and the decision of the appraiser most different from the average of the other two shall be discarded and such average shall be binding on Agent Lessor and Lessee; provided that if the highest appraisal and the lowest appraisal are equidistant from the third appraisal, the third appraisal shall be binding on Agent Lessor and Lessee. The fees and expenses of all of the appraisers shall be paid by Lessee.

         21.5 CERTAIN OBLIGATIONS CONTINUE. During the Marketing Period, the obligation of Lessee to pay Rent with respect to the Property (including the installment of Basic Rent due on the Maturity Date) shall continue undiminished until payment in full to Agent Lessor of the sale proceeds, the Maximum Residual Guarantee Amount, if any, the amount due under Section 21.3, if any, and all other amounts due to Agent Lessor with respect to the Property. Agent Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article XXI.

                                  ARTICLE XXII

         22.1 HOLDING OVER. If Lessee shall for any reason remain in possession of the Property after the expiration or earlier termination of this Lease (unless the Property is conveyed to Lessee), such possession shall be as a tenancy at sufferance during which time Lessee shall continue to pay Supplemental Rent that would be payable by Lessee hereunder were the Lease then in full force and effect with respect to the Property and Lessee shall continue to pay Basic Rent at an annual rate equal to the rate payable hereunder immediately preceding such expiration or earlier termination; provided, however, that from and after the sixtieth (60th) day Lessee shall remain in possession of the Property after such expiration or earlier termination, Lessee shall pay Basic Rent at an annual rate equal to two hundred percent (200%) of the Basic Rent payable hereunder immediately preceding such expiration or earlier termination. Such Basic Rent shall be payable from time to time upon demand by Agent Lessor. During any period of tenancy at sufferance, Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights to possession hereunder other than the right, to the extent given by law to tenants at sufferance, to continue its occupancy and use of the Property. Nothing contained in this Article XXII shall constitute the consent, express or implied, of Agent Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease as to the Property and nothing contained herein shall be read or construed as preventing Agent Lessor from maintaining a suit for possession of the Property or exercising any other remedy available to Agent Lessor at law or in equity.

                                  ARTICLE XXIII

         23.1 RISK OF LOSS. During the Term, the risk of loss of or decrease in the enjoyment and beneficial use of the Property as a result of the damage or destruction thereof by Casualty, Condemnation, Environmental Violations or otherwise is assumed by Lessee, and Agent Lessor shall in no event be answerable or accountable therefor. During the Construction Period, the risk of loss of or decrease in the enjoyment and beneficial use of the Property as a result of the damage or destruction thereof by Casualty, Condemnation, Environmental Violations or otherwise shall be assumed by the Lessee to the extent provided in Articles XV and XVI.

                                  ARTICLE XXIV

         24.1 SUBLETTING AND ASSIGNMENT. Lessee may not assign this Lease or any of its rights or obligations hereunder in whole or in part without Lessor's prior written consent, which consent may be withheld in its sole discretion. Lessee may, without the consent of Agent Lessor, sublease the Property or a portion thereof to any Person. No sublease or other relinquishment of possession of the Property shall in any way discharge or diminish any of Lessee's obligations to Agent Lessor hereunder and Lessee shall remain directly and primarily liable under this Lease as to the Property, or any portion thereof, so sublet. Any sublease of the Property shall be made subject to and subordinate to this Lease and to the rights of Agent Lessor hereunder, shall be terminable upon any termination of this Lease unless the Lessee shall have purchased the Property pursuant to Article XX and shall expressly provide for the surrender of the Property after a Lease Event of Default hereunder.

         24.2 SUBLEASES. Promptly following the execution and delivery of any sublease permitted by this Article XXIV, Lessee shall deliver a copy of such executed sublease to Agent Lessor and Agent.

                                   ARTICLE XXV

         25.1 ESTOPPEL CERTIFICATES. At any time and from time to time upon not less than twenty (20) days' prior request by Agent Lessor, Lessee shall furnish to Agent Lessor a certificate signed by an individual having the office of vice president or higher in Lessee certifying that this Lease is in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent and Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not Agent Lessor is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Lease as Agent Lessor may reasonably request. Any such certificate furnished pursuant to this Article XXV may be relied upon by Agent Lessor, and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to Agent Lessor (or any Affiliate thereof).

                                  ARTICLE XXVI

         26.1 NO WAIVER. No failure by Agent Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

                                  ARTICLE XXVII

         27.1 ACCEPTANCE OF SURRENDER. Except as otherwise expressly provided in this Lease, no surrender to Agent Lessor of this Lease or of all or any portion of the Property or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Agent Lessor and, prior to the payment or performance of all obligations under the Credit Documents, Agent, and no act by Agent Lessor or Agent or any representative or agent of Agent Lessor or Agent, other than a written acceptance, shall constitute an acceptance of any such surrender.

                                 ARTICLE XXVIII

         28.1 NO MERGER OF TITLE. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, or (b) the fee estate in the Property, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person.

                                  ARTICLE XXIX

         29.1 NOTICES. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing by nationally recognized courier service and any such notice shall become effective one Business Day after delivery to such nationally recognized courier service specifying overnight delivery and shall be directed to the address of such Person as indicated:

                  If to the Lessee, to it at:

                  MCDATA CORPORATION
                  310 Interlocken Parkway
                  Broomfield, Colorado 80021
                  Attention: Tom McGimpsey
                  Telephone No.: (303) 460-4348
                  Telecopy No.: (303) 460-3235
                  with a copy to:

                  Cooley Godward LLP
                  Five Palo Alto Square
                  3000 El Camino Real
                  Palo Alto, CA 94306
                  Attn: Pamela J. Martinson
                  Telephone No: (650) 843-5000
                  Facsimile No.: (650) 857-0663

                  If to the Agent Lessor, to it at:

                  Deutsche Bank AG, New York Branch
                  31 West 52nd Street
                  New York, New York 10019
                  Attention: John Ulrich, Global Asset Finance & Leasing Telephone No.: 212-469-8721
                  Telecopy No.: 212-469-7398

                  with a copy to:

                  Deutsche Bank AG, New York and/or Cayman Islands Branch 130 Liberty Street
                  New York, New York 10006
                  Attention: Claudia Zou, Corporate Finance Services Telephone No.: 212-250-5391
                  Telecopy No.: 212-669-1706

or such additional parties and/or other address as such party may hereafter designate.

                                   ARTICLE XXX

         30.1 MISCELLANEOUS. Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessee or Agent Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any right or option of Lessee provided in this Lease, including any right or option described in Articles XV, XVI, XX or XXI, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former President of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the founder of the Standard Oil Company, alive on the date of the execution and delivery of this Lease.

         30.2 AMENDMENTS AND MODIFICATIONS. Neither this Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by Agent Lessor and Lessee.

         30.3 SUCCESSORS AND ASSIGNS. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         30.4 HEADINGS AND TABLE OF CONTENTS. The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         30.5 COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

         30.6 GOVERNING LAW. THIS LEASE HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT AS TO MATTERS RELATING TO THE CREATION, PERFECTION AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS AND THE EXERCISE OF REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

         30.7 LIMITATIONS ON RECOURSE. Except as expressly set forth in the Operative Agreements, Lessee agrees to look solely to Agent Lessor's estate and interest in the Property, the proceeds of sale thereof, any insurance proceeds or any other award or any third party proceeds received by Agent Lessor in connection with the Property for the collection of any judgment requiring the payment of money by Agent Lessor in the event of liability by Agent Lessor, and no other property or assets of Agent Lessor, the Lessors or any shareholder, owner or partner (direct or indirect) thereof, or any director, officer, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of Lessee's remedies under or with respect to this Lease, the relationship of Agent Lessor and Lessee hereunder or Lessee's use of the Property or any other liability of Agent Lessor to Lessee; provided that nothing in this Section shall be construed to impair or limit the rights of Lessee against Agent Lessor under the Operative Agreements. Nothing in this Section shall be interpreted so as to limit the terms of Section 6.1 or 6.2.

         30.8 RECORDATION OF LEASE. This Lease and/or each Lease Supplement shall be recorded in the jurisdiction in which the Property covered by such Lease Supplement is located, at Lessee's sole cost and expense.

         30.9 PRIORITY. On and prior to the Expiration Date or earlier Termination Date, the Deed of Trust shall be subject and subordinate to this Lease.

                            [signature page follows]

                  IN WITNESS WHEREOF, the parties have caused this Lease be duly executed and delivered as of the date first above written.

                                          MCDATA CORPORATION


                                          By: /s/ John F. McDonnell
                                             ------------------------------
                                              Name: John F. McDonnell
                                              Title: President and CEO

                                          DEUTSCHE BANK AG, NEW YORK BRANCH
                                          as Agent Lessor for the Lessors


                                          By: /s/ Karen Keane
                                             ------------------------------
                                              Name: Karen Keane
                                              Title: Vice President


                                          By: /s/ John Ulrich
                                             ------------------------------
                                              Name: John Ulrich
                                              Title: Asst. Vice President

--------------------------------------------------------------------------------
Recording requested by, and when
recorded, please return to:
McGuireWoods LLP
77 West Wacker Drive
Suite 4500
Chicago, Illinois 60601
ATTN: W. Kirk Grimm, Esq.
--------------------------------------------------------------------------------
                        (Space Above This Line Reserved for Recorder's Use Only)



                             LEASE SUPPLEMENT NO. 1

                  THIS LEASE SUPPLEMENT NO. 1 (this "Lease Supplement") dated as of February 9, 2001, between Deutsche Bank AG, New York Branch, a duly licensed branch of Deutsche Bank AG, a German corporation, having its principal office at 31 West 52nd Street, New York, New York 10019, as agent for the Lessors (in such capacity, the "Agent Lessor"), and McData Corporation, a Delaware corporation, having its principal office at 310 Interlocken Parkway, Broomfield, Colorado 80021, as lessee (the "Lessee").

                  WHEREAS, Agent Lessor is the owner of a fee interest in the Land described on Schedule I hereto and will be the owner of the Buildings and other Improvements to be constructed thereon; and

                  WHEREAS, simultaneously with the execution hereof, Agent Lessor and Lessee have entered into the Lease ("Lease") pursuant to which Agent Lessor has leased the Leased Property to Lessee and and has granted Lessee an option to purchase the Leased Property.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions; Rules of Usage. For purposes of this Lease Supplement, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Appendix A to the Participation Agreement, dated as of February 9, 2001, among Lessee, the Lessors, Agent Lessor, Agent, the Lenders and the Arranger.

                  2. The Leased Property Attached hereto as Schedule I is the description of the Land, which, together with all improvements and fixtures now or hereafter located thereon and all appurtenances thereto is the "Leased Property." Effective upon the execution and delivery of this Lease Supplement by Agent Lessor and Lessee, the Leased Property shall be subject to the terms and provisions of the Lease.

                  3. Lease; Renewal; Option to Purchase. As provided in the Lease, Agent Lessor hereby leases the Leased Property to Lessee for a term of 78 months commencing on the date hereof, which term may be extended in accordance with the provisions of the Lease. Agent

Lessor hereby grants Lessee the option to purchase all or portions of the Leased Property during the term or any renewal term of the Lease on the terms and provisions provided in the Lease.

                  4. Intent of Agent Lessor and Lessee as to Ownership of the Leased Property; Mortgage.

                           a. Agent Lessor and Lessee intend that (i) for
financial accounting purposes with respect to Lessee, Agent Lessor, the Lessors and the Lenders (A) the Lease will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards (SFAS) No. 13, as amended, (B) Agent Lessor will be treated as the owner and lessor of the Leased Property and
(C) Lessee will be treated as the lessee of the Leased Property, but (ii) for federal, state and local income transfer and other tax purposes and for purposes of bankruptcy, insolvency, conservatorship and receivership law (including the substantive law upon which bankruptcy, conservatorship, insolvency and receivership proceedings are based), creditor's rights and other commercial law purposes (A) this Lease will be treated as a financing arrangement, (B) Lessors and Lenders will be treated as lenders making loans to Lessee in an amount equal to the sum of the Lessor Contributions and the outstanding principal amount of the Loans, which loans are secured by the Land and the Property, and (C) Lessee will be treated as the owner of the Leased Property and will be entitled to all tax benefits ordinarily available to an owner of land and property like the Leased Property.

                           b. Agent Lessor and Lessee further intend and agree
that, for the purpose of securing Lessee's obligations for the repayment of the above-described loans, and all other amounts owing to the Participants under the Operative Agreements, (i) this Lease shall also be deemed to be a security agreement, financing statement and fixture filing within the meaning of Article 9 of the Uniform Commercial Code and a real property mortgage as applicable;
(ii) the Lease grants a security interest in and a mortgage lien on Lessee's beneficial ownership interest in the Leased Property for the benefit of Agent Lessor to secure Lessee's payment of all amounts owed by Lessee under this Lease and the other Operative Agreements and all amounts owing to the Participants under the Operative Agreements, including amounts payable from the sale or disposition of the Leased Property. The parties hereto further intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statutes of the United States of America or any State or Commonwealth thereof affecting any party hereto, the transactions evidenced by this Lease shall be regarded as loans made by an unrelated third party lender to Lessee.

                           c. Lessee hereby grants, bargains, sells, mortgages,
conveys, aliens, remises, releases, assigns, sets over and confirms to Agent Lessor all of Lessee's right, title, and interest in and to the following (collectively, the "Mortgaged Property"): (i) the Leased Property and Appurtenant Rights relating thereto and all proceeds, both cash and noncash thereof; (ii) all easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Leased Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Lessee;

(iii) all right, title and interest of Lessee in all furnishings, furniture, fixtures, machinery, apparatus, Equipment, fittings, appliances, building supplies and materials, chattels, goods, consumer goods, farm products, inventory, warranties, chattel paper, documents, accounts, general intangibles, trade names, trademarks, servicemarks, logos (including any names or symbols by which the Leased Property is known) and goodwill related thereto, and all other articles of personal property of every kind and nature whatsoever, tangible or intangible, now, heretofore or hereafter acquired with any proceeds of the Advances and now, heretofore or hereafter (A) arising out of or related to the ownership of the Leased Property, or (B) located in, on or about the Leased Property, or (C) used or intended to be used with or in connection with the construction, use, operation or enjoyment of the Leased Property; (iv) all right, title and interest of Lessee in any and all leases, subleases, rental agreements and arrangements of any sort now or hereafter affecting the Leased Property or any portion thereof and providing for or resulting in the payment of money to Lessee for the use of the Leased Property or any portion thereof, whether the user enjoys the Leased Property or any portion thereof as tenant for years, licensee, tenant at sufferance or otherwise, and irrespective of whether such leases, rental agreements and arrangements be oral or written, and including any and all extensions, renewals and modifications thereof (the "Subject Leases") and guaranties of the performance or obligations of any tenants or lessees thereunder, together with all income, rents, issues, profits and revenues from the Subject Leases (including all tenant security deposits and all other tenant deposits, whether held by Lessee or in a trust account, and all other deposits and escrow funds relating to any Subject Leases), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Lessee of, in and to the same; provided, however, that although this Lease contains (and it is hereby agreed that this Lease contains) a present, current, unconditional and absolute assignment of all of said income, rents, issues, profits and revenues, Lessee shall collect and apply such rental payments and revenues as provided in the Lease and the other Operative Agreements; (v) all right, title and interest of Lessee to and under all agreements, management contracts, consents, authorizations, certificates and other rights of every kind and character of any Governmental Authority affecting the Leased Property, to the extent the same are transferable, service contracts, utility contracts, leases of equipment, documents and agreements relating to the construction of any Improvements (including any and all construction contracts, architectural contracts, engineering contracts, designs, plans, specifications, drawings, surveys, tests, reports, bonds and governmental approvals) and all other contracts, licenses and permits now or hereafter affecting the Leased Property or any part thereof and all guaranties and warranties with respect to any of the foregoing (the "Subject Contracts"); (vi) all right, title and interest of Lessee in any insurance policies or binders now or hereafter relating to the Leased Property, including any unearned premiums thereon, as further provided in this Lease; (vii) all right, title and interest of Lessee in any and all awards, payments, proceeds and the right to receive the same, either before or after any foreclosure hereunder, as a result of any temporary or permanent injury or damage to, taking of or decrease in the value of the Leased Property by reason of casualty, condemnation or otherwise as further provided in this Lease; (viii) all right, title and interest of Lessee in all utility, escrow and all other deposits (and all letters of credit, certificates of deposit, negotiable instruments and other rights and evidence of rights to cash) now or hereafter relating to the Leased Property or the purchase, construction or operation thereof; (ix) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action; and (x) all

Modifications, extensions, additions, improvements, betterments, renewals and replacements, substitutions, or proceeds of any of the foregoing, and all inventory, chattel paper, documents, instruments, Equipment, fixtures, farm products, consumer goods, general intangibles and other property of any nature constituting proceeds acquired with proceeds of any of the property described hereinabove; all of which foregoing items are hereby declared and shall be deemed to be a portion of the security for the indebtedness and Advances herein described, a portion of the above described collateral being located upon the Leased Property, provided always that these presents are upon the express condition that, if all amounts due under this Lease and the other Operative Agreements shall have been paid and satisfied in full, then this instrument and the estate hereby granted shall cease and terminate and the Agent Lessor shall execute and deliver to the Lessee such documents as may be reasonably required to release all of such security of record and all documents reasonably necessary to convey and release the Leased Property to the Lessee.

                           d. Subject to the provisions of the Lease, in the
event that a court of competent jurisdiction rules that the Lease constitutes a mortgage or other secured financing, and subject to the availablity of such remedy under applicable law, then Agent Lessor and Lessee agree that Lessee hereby mortgages and grants to Agent Lessor, for the benefit of the Participants, a Lien against the Leased Property for purposes of securing all of the obligations under the Lease and under the operative documents, with the power to foreclose such Lien in accordance with applicable laws and rules of court.

                           e. For purposes of a fixture filing, Lessee is the
debtor, Agent Lessor is the secured party, the addresses of the parties are set forth in the first paragraph hereof and the debtor's FEIN is 13-2944988.

                           f. In the event of termination of the Lease on
account of the default of Lessee thereunder, Lessee shall have the right, for a period of 75 days after termination of the Lease, to redeem the Leased Property by paying to Agent Lessor the amount specified in the Lease, whereupon Agnet Lessor will be required to convey the Leased Property in the manner provided in the Lease.

                  5. Ratification. Except as specifically modified hereby, the terms and provisions of the Lease are hereby ratified and confirmed and remain in full force and effect.

                  6. Effect. This Lease Supplement has been recorded for the purpose of giving notice of certain terms and provisions of the Lease. This Lease Supplement is not intended to modify or amend the terms and provisions of the Lease, which shall continue in full force and effect. In the event of any inconsistency between this Lease Supplement and the Lease, the terms of the Lease shall control.

                  7. Original Lease Supplement. The single executed original of this Lease Supplement marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Agent therefor on or following the signature page thereof shall be the Original Executed Counterpart of this Lease Supplement (the "Original Executed Counterpart"). To the extent that this Lease Supplement constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

                  8. GOVERNING LAW. THIS LEASE HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT AS TO MATTERS RELATING TO THE CREATION, PERFECTION AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS AND THE EXERCISE OF REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

                  9. Counterpart Execution. This Lease Supplement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument.

                  10. Recordation. Agent Lessor and Lessee agree that this Lease Supplement No. 1 shall be recorded at Lessee's sole cost and expense as required under the Lease.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties have caused this Lease Supplement No. 1 be duly executed and delivered as of the date first above written.



                                MCDATA CORPORATION


                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                DEUTSCHE BANK AG, NEW YORK BRANCH
                                as Agent Lessor for the Lessors


                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                   SCHEDULE I

                                LEGAL DESCRIPTION

Lots 1 and 2,
Great Western Park - Filing No. 1,
City of Broomfield, County of Jefferson, State of Colorado,

Lot 2,
Great Western Park - Filing No. 2,
City of Broomfield, County of Jefferson, State of Colorado.

                                                                         ANNEX A

                         RULES OF USAGE AND DEFINITIONS
                                 RULES OF USAGE

         The following rules of usage shall apply to this Annex A and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

         1. Except as otherwise expressly provided, any definitions defined herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

         2. Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

         3. The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

         4. References to any Person shall include such Person, its successors and permitted assigns and transferees.

         5. Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended or supplemented from time to time in accordance with the applicable provisions thereof.

         6. Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

         7. When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

         8. References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

         9. Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Operative Agreements and any amendments or exhibits thereto.

                                   DEFINITIONS

         "ABR" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
(c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Agent in connection with extensions of credit to debtors); each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Base CD Rate" shall mean the sum of
(a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the C/D Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the Secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the Secondary market quotations for three month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from the New York City negotiable certificate of deposit dealers of recognized national standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized national standing selected by it. If for any reason the Agent shall have determined that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clauses (b) or (c) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

         "ABR Loans" shall mean Loans the rate of interest applicable to which is based upon the ABR.

         "ABR Lessor Contributions" shall mean Lessor Contributions the Yield applicable to which is based upon the ABR.

         "Acceleration" shall have the meaning set forth in Section 6.1 of the Credit Agreement.

         "Account" shall have the meaning set forth in Section 8.1(a) of the Credit Agreement.

         "Adjusted Eurodollar Rate" shall mean, as applicable to any Interest Period a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of it) by dividing (i) the applicable Eurodollar Rate for such Interest Period by (ii) 1.00 minus a percentage (expressed as a decimal) equal to the then current maximum Eurocurrency Reserve Requirements.

         "Advance" shall mean an advance of Loans by the Lenders and an advance of Lessor Contributions by the Lessors, in each case pursuant to Section 6 of the Participation Agreement to pay Project Costs.

         "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

         "After Tax Basis" shall mean, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid (calculated at the maximum marginal rate then generally applicable to U.S. corporations) by the recipient (less any tax savings realized and the present value of any tax savings projected to be realized by the recipient as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

         "Agent" shall mean Deutsche Bank AG, New York and/or Cayman Islands Branch, as the agent for the Lenders under the Credit Agreement and the other Operative Agreements, or any successor agent appointed in accordance with the terms of the Credit Agreement.

         "Agent Lessor" shall mean Deutsche Bank AG, New York Branch, as the agent for the Lessors under the Participation Agreement and the other Operative Agreements, or any successor agent appointed in accordance with the terms of the Participation Agreement.

         "Aggregate Commitment Amount" shall mean, on any date, $60,000,000, as such amount may have been reduced or increased pursuant to the Participation Agreement or the Construction Agency Agreement.

         "Applicable Margin" shall mean as to any Loan, twenty (20) basis points per annum and as to any Lessor Contribution, forty-five (45) basis points per annum.

         "Appraisal" shall mean, with respect to the Property, an appraisal, prepared by a reputable independent appraiser acceptable to the Agent, of the Property as if improved in accordance with the Plans and Specifications, which in the judgment of counsel to the Agent, as of the Closing Date, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements. The appraisal shall state the amount of the Fair Market Sales Value of the Land with the Improvements existing thereon at the Closing Date, the amount of the Projected Completion Value of the Improvements and an estimate of the value of the Property at the end of the Term of the Lease.

         "Appraisal Procedure" shall have the meaning given such term in Section
21.4 of the Lease.

         "Appurtenant Rights" shall mean (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land or the Improvements, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Land.

         "Arranger" shall mean Deutsche Banc Alex. Brown Inc.

         "Arranger's Fee Letter" shall mean that certain fee letter between the Lessee and the Arranger.

         "Assignment and Acceptance" shall have the meaning set forth in Section
11.1 of the Participation Agreement.

         "Assignment of Lease" shall mean the Assignment of Leases and Rents dated as of the Closing Date from the Agent Lessor to the Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

         "Assignment of Purchase Agreement" shall mean the Assignment of Purchase Agreement dated as of the Closing Date between the Lessee and the Agent Lessor.

         "Available Commitments" shall mean the sum of the Available Loan Commitments and the Available Lessor Commitments.

         "Available Lessor Commitment" shall mean, as to any Lessor at any time, an amount equal to the excess, if any, of (a) the amount of such Lessor's Lessor Commitment over (b) the aggregate amount of all Lessor Contributions made by such Lessor as of such date (whether or not any such Lessor Contributions have been repaid).

         "Available Loan Commitment" shall mean, as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Loan Commitment over (b) the aggregate principal amount of all Loans made by such Lender as of such date (whether or not any such Loans have been repaid).

         "Bankruptcy Event" means a Default or an Event of Default described in Sections 17.1 (f) or (g) of the Lease.

         "Basic Rent" shall mean the sum of (i) the Notes Basic Rent and (ii) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.

         "Basic Term" shall mean the period commencing on the Closing Date and ending on the date immediately prior to the seventy-eighth (78th) monthly anniversary of the Closing Date.

         "Benefit Arrangement" shall mean, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Lessee or any of its ERISA Affiliates.

         "Benefitted Lender" shall have the meaning set forth in Section 9.7 of the Credit Agreement.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Borrower" shall mean Agent Lessor, in its capacity of borrower under the Credit Agreement.

         "Budget" shall mean, with respect to the Property, the Estimated Project Costs to be incurred in connection therewith, attached as Schedule II to the Construction Agency Agreement, as modified from time to time in accordance with the terms of the Construction Agency Agreement.

         "Budgeted Total Property Cost" shall mean, at any date of determination, an amount equal to the aggregate amount which the Construction Agent in good faith expects to be expended in order to achieve Completion with respect to the Property (including amounts expected to be expended to pay Construction Period interest and Construction Period Lessor Yield).

         "Buildings" shall mean the Lessee's office building, as part of a corporate headquarters campus to be constructed on the Land.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Denver, Colorado are authorized or required by law to close, and in the case of a Eurodollar Loan or Eurodollar Lessor Contribution, any day on which dealings in U.S. dollar deposits are carried on in the interbank Eurodollar market and on which commercial banks are open for domestic and international business in New York and London.

         "Capital Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

         "Capitalized Commitment Fees" shall mean, as of any date, an amount equal to Lessor Commitment Fees or Lender Commitment Fees which have been capitalized pursuant to Section 2.7 of the Participation Agreement and 2.3(b) of the Credit Agreement, respectively.

         "Capitalized Interest" shall mean, as of any date, an amount equal to Lessor Yield or interest on the Loans which has been capitalized pursuant to
Section 2.7 of the Participation Agreement and Section 2.3(b) of the Credit Agreement, respectively.

          "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of any Person, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

         "Casualty" shall mean any damage or destruction of all or any portion of the Property as a result of fire or other casualty.

         "C/D Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) identified by the Agent (or, if need be, reasonably estimated by the Agent) as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Agent's offices in the United States.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of-1980, 42 U.S.C. Section Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

         "Claims" shall mean any and all actions, suits, penalties, claims and demands and reasonable out-of-pocket liabilities, losses, costs and expenses (including, without limitation, reasonable attorney's fees and expenses) of any nature whatsoever.

         "Closing Date" shall mean the date on which the conditions precedent set forth in Section 6.1 of the Participation Agreement are satisfied or waived.

         "CMLTD" shall mean, for the Lessee and its Subsidiaries on a consolidated basis at any date, the amount of their Consolidated Long Term Liabilities (including noncollateralized Off Balance Sheet Debt) maturing within one year of such date.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

         "Collateral" shall mean all assets of the Agent Lessor and the Lessee, now owned or hereafter acquired, upon which a Lien is purported to be created by the Security Documents, and shall include all Collateral and Defeasance Deposit Collateral under the Defeasance Deposit Agreement.

         "Commitment" shall mean, (i) as to any Lender, the obligation of such Lender to make Loans (its "Loan Commitment") to the Agent Lessor under the Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.1 of the Credit Agreement and (ii) as to any Lessor, the obligation of such Lessor to make Lessor Contributions (its "Lessor Commitment") to the Agent Lessor under the Participation Agreement in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite such Lessor's name on Schedule 2.1 to the Participation Agreement.

         "Commitment Fees" shall mean the Lessor Commitment Fees and the Lender Commitment Fees.

         "Commitment Percentage" shall mean, as to any Participant at any time, the percentage which such Participant's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Participant's Loans or aggregate amount of such Participant's Lessor Contributions then outstanding constitutes of the aggregate principal amount of all Loans and aggregate amount of all Lessor Contributions then outstanding).

         "Commitment Period" shall mean the period from and including the Closing Date to but not including the earliest of (i) the Completion Date, (ii) the Outside Completion Date, (iii) the date on which an Acceleration occurs or
(iv) the Commitments are terminated pursuant to Article IV or V of the Agency Agreement or Article XVI or XVII of the Lease.

         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Lessee within the meaning of Section 4001 of ERISA or is part of a group which includes the Lessee and which is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of determining liability under Section 412 of the Code, which is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

         "Completion" shall mean, with respect to a Building or other Improvements, such time as the conditions set forth in Section 6.3 of the Participation Agreement shall have been satisfied.

         "Completion Date" shall mean, with respect to the Property, the date on which Completion has occurred.

         "Condemnation" shall mean any taking or sale of the use, access, occupancy, easement rights or title to the Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, the Property, or alter the pedestrian or vehicular traffic flow to the Property so as to result in a change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action.

         "Consent to Assignment" shall mean the Consent to Assignment dated as of the Closing Date from the Lessee to the Agent, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

         "Consent to Contract Assignment" shall mean the Consent to Contract Assignment dated as of the Closing Date from the Construction Agent to the Agent, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

         "Consolidated Capital Expenditures" shall mean, for the Lessee and its Subsidiaries on a consolidated basis for any period, all expenditures which should be capitalized in accordance with GAAP, including, without duplication, all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP), and the amount of all Capitalized Lease Obligations incurred (as reflected on such Person's statement of cash flows for such period) by such Persons.

         "Consolidated Current Liabilities" shall mean, for the Lessee and its Subsidiaries on a consolidated basis at any date, those liabilities of the Lessee and its Subsidiaries which are required to be classified as current liabilities on a balance sheet of the Lessee and its Subsidiaries in accordance with GAAP.

         "Consolidated Fixed Charge Ratio" shall mean, for the Lessee and its Subsidiaries on a consolidated basis at any date, the quotient of (a) the sum of
(i) Consolidated Net Income, plus (ii) Consolidated Interest Expense, plus (iii) Consolidated Income Tax Expense, plus (iv) Consolidated Lease Rental Expense, plus (v) depreciation expense, divided by (b) the sum of (x) CMLTD, plus (y) Consolidated Interest Expense plus (z) Consolidated Lease Rental Expense. For purposes of determining the Consolidated Fixed Charge Ratio as of any date of determination, each of the items utilized in the formula set forth in the previous sentence shall be based on the results of the two fiscal quarters ending on the date of determination, except for CMLTD which shall be determined as of the most recently completed fiscal quarter for which financial results are available.

         "Consolidated Income Tax Expense" shall mean, for the Lessee and its Subsidiaries on a consolidated basis for any period, the amount required to be classified as income tax expense on an income statement of the Lessee and its Subsidiaries in accordance with GAAP.

         "Consolidated Intangible Assets" shall mean, for the Lessee and its Subsidiaries on a consolidated basis at any date, the aggregate amount of any intangible assets of the Lessee and its Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, patent applications, trademarks, trade names, copyrights, service marks, capitalized research and development expense, unamortized debt discount and expense reserves not already deducted from Consolidated Total Assets.

         "Consolidated Interest Expense" shall mean, for the Lessee and its Subsidiaries on a consolidated basis at any date, the amount required to be classified as interest expense on an income statement of the Lessee and its Subsidiaries in accordance with GAAP.

         "Consolidated Lease Rental Expense" shall mean, for the Lessee and its Subsidiaries on a consolidated basis for any period, the amount required to be shown as rental expense in respect of operating leases on an income statement of the Lessee and its Subsidiaries in accordance with GAAP.

         "Consolidated Long Term Liabilities" shall mean, for the Lessee and its Subsidiaries on a consolidated basis at any date, Indebtedness which by the terms of the agreement governing or instrument evidencing such Indebtedness matures more than one year from or is directly or indirectly renewable or extendible at the option of the obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, including, without limitation, Indebtedness arising under or in connection with any Interest Rate Agreement, and revolving credit and short-term debt extendible beyond one year at the option of the debtor, and including in each instance current maturities of long term debt (and the current portion of long term debt in the last year of its term).

         "Consolidated Net Income" shall mean, for the Lessee and its consolidated Subsidiaries for any period, the net income of the Lessee and its Subsidiaries as determined in accordance with GAAP.

         "Consolidated Net Worth" shall mean, for the Lessee and its Subsidiaries on a consolidated basis at any date, the difference between (a) Consolidated Total Assets and (b) Consolidated Total Liabilities.

         "Consolidated Tangible Net Worth" shall mean, for the Lessee and its Subsidiaries on a consolidated basis at any date, the difference between (a) Consolidated Net Worth and (b) Consolidated Intangible Assets.

         "Consolidated Total Assets" shall mean, for the Lessee and its Subsidiaries on a consolidated basis at any date, the sum of all assets less depreciation, amortization and other reserves of the Lessee and its Subsidiaries determined in accordance with GAAP.

         "Consolidated Total Liabilities" shall mean, for the Lessee and its Subsidiaries on a consolidated basis at any date, the sum of (i) Consolidated Current Liabilities, plus (ii) Consolidated Long Term Liabilities but excluding in each instance current maturities of long term debt (and the current portion of long term debt in the last year of its term) plus (iii) the total amount of Off-Balance Sheet Debt.

         "Construction Agent" shall mean McDATA Corporation, a Delaware corporation, as construction agent under the Construction Agency Agreement.

         "Construction Agency Agreement" shall mean the Construction Agency Agreement dated as of the Closing Date between the Construction Agent and the Agent Lessor, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

         "Construction Agency Agreement Event of Default" shall have the meaning set forth in Section 5.1 of the Construction Agency Agreement.

         "Construction Commencement Date" shall mean, with respect to the Property, the date on which construction of the Buildings and Improvements to be built thereon commences.

         "Construction Contract" shall mean each contract or agreement relating to the construction of the Property or the procurement and/or supply of equipment or supplies utilized in connection therewith entered into by Lessee, Construction Agent or any Lessee Person.

         "Construction Period" shall mean, with respect to the Property, the period commencing on the Property Closing Date and ending on the earlier to occur of (i) the Completion Date and (ii) the Outside Completion Date.

         "Construction Period Maximum Recourse Amount" shall mean, as of any date with respect to the Property, an amount equal to (A) land acquisition costs, if any, plus (B) 89.95% of the Property Costs properly capitalized as "Project Costs" under GAAP incurred as of such date (after having adjusted Property Costs for any Force Majeure Costs as provided in the definition of "Force Majeure Cost" and for the remediation of any Force Majeure Event) minus the sum of (i) any payments previously paid by the Construction Agent which have been future valued to such point in time and (ii) the present value of any future payments that the Construction Agent is obligated to make but in each case excluding payments that are not required to be included in the calculation of the Lessee's maximum guaranty amount under EITF 97-10.

         "Contingency Reserve" means, with respect to the Budget, line items identified as the "contingency reserve" for the Property.

         "Contingent Obligations" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other monetary obligations ("primary obligations") of any other Person (the "primary obligations") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) guarantees made by a Person of the obligations of a Subsidiary or Affiliate of such Person which do not constitute Indebtedness of such Subsidiary or Affiliate and are incurred in the ordinary course of business of such Subsidiary or Affiliate. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Contract Assignment" shall mean the Assignment of Contracts dated as of the Closing Date from the Agent Lessor to the Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

         "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" shall mean (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, the possession directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Control Agreement" shall mean a control agreement providing for the control of the account(s) established and maintained under the Defeasance Deposit Agreement, to be executed by Lessee, Agent, Agent Lessor and the Defeasance Deposit Depositary Bank.

         "Covered Matters" shall have the meaning set forth in Section 12.11(b) of the Participation Agreement.

         "Credit Agreement" shall mean the Credit Agreement dated as of the Closing Date among the Agent Lessor, the Agent and the Lenders, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

         "Credit Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Credit Agreement Event of Default.

         "Credit Agreement Event of Default" shall mean any event or condition defined as an "Event of Default" in Section 6.1 of the Credit Agreement.

         "Credit Documents" shall mean the Credit Agreement, the Notes, the Lease, the Participation Agreement and the Security Documents.

         "Deed" shall mean the Deed dated as of the Closing Date conveying the Property by the Existing Owner to the Agent Lessor.

         "Deed of Trust" shall mean, with respect to the Property, a Deed of Trust made by the Agent Lessor to the Public Trustee for the County of Jefferson, Colorado, for the benefit of the Agent for the benefit of the Lenders, in substantially the form of Exhibit D to the Participation Agreement.

         "Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         "Defeasance Deposit" shall have the meaning set forth in Section 5.3 of the Participation Agreement.

         "Defeasance Deposit Agreement" shall mean the Defeasance Deposit Agreement, dated as of the Closing Date, among the Lessee, the Agent Lessor and the Agent in the form of Exhibit H to the Participation Agreement.

         "Defeasance Deposit Collateral" shall have the meaning set forth in
Section 1 of the Defeasance Deposit Agreement.

         "Defeasance Deposit Depositary Bank" shall have the meaning set forth in Section 1 of the Defeasance Deposit Agreement.

         "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

         "Eligible Transferee" shall mean (a) a commercial bank organized under the laws of the United States, or any State thereof, and having combined capital and surplus of $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having a combined capital and surplus of $100,000,000; provided, however, that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD or the Cayman Islands; (c) the central bank of any country which is a member of the OECD; (d) a finance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) organized under the laws of the United States, or any state thereof, that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of $100,000,000; (e) an insurance company organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of $100,000,000; (f) any Lender party to this Agreement; (g) any Affiliate of a Lender; and (h) any other Person approved by the Agent, Agent Lessor and Lessee, such approval not to be unreasonably withheld.

         "Employee Benefit Plan" shall mean an employee benefit plan (within the meaning of Section 3(3) of ERISA, including any multiemployer plan (within the meaning of Section 3(37)(A) of ERISA)), or any "plan" as defined in Section 4975(e)(1) of the Code and as interpreted by the Internal Revenue Service and the Department of Labor in rules, regulations, releases or bulletins in effect on the Closing Date.

         "Environmental Audit" shall mean the Phase I Environmental Site Assessment Update dated October 11, 2000, prepared by the Environmental Engineer and any additional environmental studies or audits prepared by the Environmental Engineer relating to the Property.

         "Environmental Engineer" shall mean Paragon Consulting Group, Inc.

         "Environmental Law" shall mean, whenever enacted or promulgated, any federal, state, county or local law, statute, ordinance, code, rule, regulation, license, permit, authorization, approval, covenant, administrative or court order, judgment, decree, injunction, code or requirement or any agreement with a Governmental Authority applicable to the Property:

                  (x) relating to pollution (or the cleanup, removal, remediation or encapsulation thereof, or any other response thereto), or the regulation or protection of human health, safety or the environment, including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life, or

                  (y) concerning exposure to, or the use, containment, storage, recycling, treatment, generation, discharge, emission, Release or threatened Release, transportation, processing, handling, labeling, containment, production, disposal or remediation of any Hazardous Substance, Hazardous Condition or Hazardous Activity,

in each case as amended and as now or hereafter in effect, and any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries (whether personal or property) or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance, whether such common law or equitable doctrine is now or hereafter recognized or developed. Applicable laws include, but are not limited to, CERCLA; the Resource Conservation and Recovery Act of 1976, 42 U.S.C.
Section 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section Section 7401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321; the Refuse Act, 33 U.S.C. Section Section 401 et seq.; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Section 1801-1812; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section Section 136 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section Section 300 f et seq.; and the Occupational Safety and Health Act of 1970, and their state and local counterparts or equivalents.

         "Environmental Violation" shall mean any activity, occurrence or condition that violates or results in non-compliance with any Environmental Law or results in a written complaint or other written claim from a Governmental Authority with respect to any applicable Environmental Law.

         "Equipment" shall mean equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired by using the proceeds of the Loans and the Lessor Contributions and now or subsequently attached to, contained in or used or usable in any way in connection with any operation or letting of the Property, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, toilets, carpets, rugs, storm doors and windows, shelving, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean each entity required to be aggregated with the Lessee pursuant to the requirements of Section 414(b) or (c) of the Code.

         "ERISA Group" shall mean the Lessee and its ERISA Affiliates.

         "Estimated Project Costs" shall mean an amount equal to the aggregate amount which the Construction Agent in good faith expects to be expended in order to achieve Completion with respect to Improvements for the Property, including Project Costs comprised of Capitalized Interest and Lessor Yield during the Construction Period.

         "Eurocurrency Reserve Requirements" shall mean for any day as applied to a Eurodollar Loan or Eurodollar Lessor Contribution, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

         "Eurodollar Lessor Contribution" shall mean Lessor Contributions the Yield applicable to which is based upon the Eurodollar Rate.

         "Eurodollar Loans" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "Eurodollar Rate" shall mean with respect to an Interest Period for each Eurodollar Loan or Eurodollar Lessor Contribution, the rate per annum equal to the rate at which the Agent is offered Dollar deposits two Business Days prior to the beginning of such Interest Period in the London interbank market at or about 11:00 A.M., London time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of such Eurodollar Loan or Eurodollar Lessor Contribution.

         "Event of Default" shall mean a Lease Event of Default or a Credit Agreement Event of Default.

         "Excepted Payments" shall mean:

                  1. all indemnity payments (including indemnity payments made pursuant to Section 12 of the Participation Agreement), whether made by adjustment to Basic Rent or otherwise, to which any Indemnified Person is entitled; provided, that during the Construction Period, indemnity payments made to the Agent Lessor pursuant to Sections 12.1(b), 12.2, 12.3(a)(i), 12.6(a) and 12.8(a) of the Participation Agreement for Losses of the Agent Lessor arising out of its indemnification obligations under Section 12.11 of the Participation Agreement shall not constitute Excepted Payments;

                  2. any amounts (other than Basic Rent, Termination Value, Lease Balance, Permitted Lease Investment Balance or Purchase Option Price) payable under any Operative Agreement to reimburse the Agent Lessor or any Lessor, or any of their respective Affiliates (including the reasonable expenses of the Agent Lessor or any Lessor incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Operative Agreement;

                  3. any amount payable to any Lessor by any transferee of the interest of such Lessor as the purchase price of such Lessor's interest in the Lessor Contributions (or a portion thereof);

                  4. any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable to the Lessor or the Agent;

                  5. any insurance proceeds under policies maintained by any Lessor;

                  6. Transaction Expenses or other amounts or expenses paid or payable to or for the benefit of the Agent Lessor or any Lessor;

                  7. all right, title and interest of the Agent Lessor or any Lessor to the Property, any portion thereof or any other property to the extent any of the foregoing has been released from the Liens of the Deed of Trust and the Assignment of Lease pursuant to the terms thereof and not otherwise purchased by the Lessee or a third party pursuant to the terms of the Lease;

                  8. all payments in respect of the Lessor Contributions and the Lessor Yield;

                  9. any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (h) above; and

                  10. any rights of the Agent Lessor or any Lessor to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts.

         "Excepted Rights" shall mean the rights retained by the Agent Lessor pursuant to Section 8.2(a)(i) of the Credit Agreement and all right, title and interest of the Agent Lessor in the Shared Rights.

         "Exculpated Persons" shall have the meaning set forth in Section 9.15 of the Credit Agreement.

         "Existing Owner" shall mean Lake Powell Land Company.

         "Expiration Date" shall mean, with respect to the Lease, the earlier of the date the Lease shall have been terminated in accordance with the provisions of the Lease or any of the other Operative Agreements and the Maturity Date.

         "Facility" shall mean a facility used for the treatment, storage or disposal of Hazardous Substances.

         "Fair Market Sales Value" shall mean the amount, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of the Property. Fair Market Sales Value shall be determined based on the assumption that, except for purposes of Section 21.3 of the Lease, the Property is in the condition and state of repair required under Section 10.1 of the Lease and that the Lessee is in compliance with the other requirements of the Operative Agreements.

         "Federal Funds Effective Rate" shall have the meaning set forth in the definition of ABR above.

         "Fixtures" shall mean all fixtures relating to the Buildings or the other Improvements, including all components thereof, located in or on the Buildings or the other Improvements, together with all replacements, modifications, alterations and additions thereto.

         "Force Majeure Costs" shall mean all losses, costs and expenses arising out of a Force Majeure Event, less the amount of all proceeds paid to Lessors or Agent under any builder's risk or force majeure insurance policies maintained under the Construction Agency Agreement with respect to such Force Majeure Event.

         "Force Majeure Event" shall mean the occurrence of one or more of the following events during the Construction Period that causes damage to the Property or delay in the construction of the Improvements and that (i) occur beyond the direct or indirect control of the Lessee (including any subcontractors or Lessee Persons acting as the Lessee's agents), (ii) are unrelated to the construction of this Property, and (iii) could not have been avoided by the Lessee or any Lessee Person, including but not limited to: fire, flood, earthquake, hurricane, cyclone, tornado or other acts of God, civil unrest, insurrection or other acts of the public enemy.

         "Full Recourse Construction Period Event of Default" means the occurrence of any of the following:

                  (a) any fraudulent or illegal act or omission of Lessee, Construction Agent, any Lessee Person or any of their respective Affiliates in connection with (x) the negotiation, execution, delivery, consummation and/or performance of any Operative Agreement or any Construction Contract; or (y) the acquisition, design, development, construction, installation or operation of the Leased Property;

                  (b) the misapplication of any Advance or any portion thereof or any other funds made available to Lessee or Construction Agent or any of their respective Affiliates under any Operative Agreement;

                  (c) a Bankruptcy Event; or

                  (d) Lessee, Construction Agent or any Lessee Person or any of their respective Affiliates shall willfully breach any of their respective obligations, covenants, representations or warranties under any Operative Agreement or any Construction Contract or other contractual agreement or Governmental Action relating to the Property, or any construction or development thereof.

         "Funding Date" shall mean a Business Day on which the Construction Agent, on behalf of the Agent Lessor, requests the Lenders to make Loans and the Lessor, to make Lessor Contributions, in each case, to the Agent Lessor in accordance with the Participation Agreement and the Credit Agreement in order to fund Project Costs.

         "GAAP" shall mean United States generally accepted accounting principles (including principles of consolidation), in effect from time to time, consistently applied.

         "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of the Property.

         "Governmental Authority" shall mean any Federal, state, county, municipal or other local governmental authority or judicial or regulatory agency, board, body, commission, instrumentality, court or quasi-governmental authority.

         "Hazardous Activity" shall mean any activity, process, procedure or undertaking that directly or indirectly (i) produces, generates or creates any Hazardous Substance, (ii) causes or results in the Release of any Hazardous Substance into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life); (iii) involves the containment or storage of any Hazardous Substance, or (iv) would be regulated as hazardous waste treatment, storage or disposal within the meaning of any Environmental Law.

         "Hazardous Condition" shall mean any condition that violates or that results in noncompliance with any Environmental Law.

         "Hazardous Substance" shall mean any of the following: (i) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; or (ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

         "Impositions" shall mean, except to the extent described in the following sentence, any and all liabilities, losses, expenses, costs, charges and Liens of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings ("Taxes") including (i) real and personal property taxes, including personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) real estate transfer taxes, mortgage taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees; (vi) assessments on the Property, including all assessments for public improvements or benefits, whether or not such improvements are commenced or completed within the Term; and (vii) any tax, Lien, assessment or charge asserted, imposed or assessed by the PBGC or any governmental authority succeeding to or performing functions similar to, the PBGC, and in each case all interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) the Property or any part thereof or interest therein; (b) the purchase, sale, leasing, subleasing, financing, refinancing, demolition, construction, alteration, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, transfer of title, return or other disposition of the Property or any part thereof or interest therein; (c) the Loans or Lessor Contributions or any part thereof or interest therein; (d) the rentals, receipts or earnings arising from the Property or any part thereof or interest therein; (e) the Operative Agreements, the performance thereof, or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to the Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract (including the Agency Agreement) relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; or (h) otherwise in connection with the transactions contemplated by the Operative Agreements.

         The term "Imposition" shall not mean or include the following (except to the extent that such Taxes apply in consequence of the Lease being treated other than as a loan for such Tax purposes and exceed the amount of such Taxes that would have applied if the Lease had been so treated as a loan):

                  (e) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, transfer or property taxes) that are imposed on an Indemnified Person by the United States federal or any foreign government that are based on or measured by the net income (including taxes based on capital gains and minimum taxes) of such Person; provided, that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                  (f) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, transfer or property taxes) that are imposed by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are franchise taxes or are based upon or measured by net income or net receipts; provided, that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made (anything to the contrary notwithstanding, nothing in the Operative Agreements shall be construed to impose upon Lessee any liability for Taxes imposed upon an Indemnified Person to the extent imposed with respect to any activities of such Indemnified Person other than under the transactions contemplated by the Operative Agreements);

                  (g) any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of Section
         12.3 of the Participation Agreement;

                  (h) any Taxes which are imposed on an Indemnified Person as a result of the gross negligence or wilful misconduct of such Indemnified Person itself (as opposed to gross negligence or wilful misconduct imputed to such Indemnified Person), but not Taxes imposed as a result of ordinary negligence of such Indemnified Person;

                  (i) any Tax or imposition to the extent, but only to such extent, it relates to any act, event or omission that occurs after the termination of the Lease and redelivery or sale of the Property in accordance with the terms of the Lease (but not any Tax or imposition that relates to any period prior to such termination and redelivery);

                  (j) any interest, additions to tax or penalties imposed on an Indemnified Person as a result of a breach by such Indemnified Person of its obligations under Section 12.3(c) of the Participation Agreement or as a result of an Indemnified Person's failure to file any return or other documents timely and as prescribed by applicable law;

                  (k) any Impositions imposed upon an Indemnified Person with respect to any voluntary transfer, sale, financing or other voluntary disposition of any interest in the Property or any part thereof, or any interest therein or any interest or obligation under the Operative Agreements or from any sale, assignment, transfer or other disposition of any interest in an Indemnified Person or any Affiliate thereof (other than any transfer in connection with (1) the exercise by the Lessee of its Purchase Option or any termination option or other purchase of the Property by the Lessee, (2) the occurrence of an Event of Default, (3) a Casualty or Condemnation affecting the Property or any part thereof, or (4) any sublease, modification or addition to the Property by the Lessee);

                  (l) Taxes imposed on or with respect to or payable by an Indemnified Person that would not have been imposed but for an amendment, supplement, modification, consent or waiver to any Operative Agreement not initiated, requested or consented to by the Lessee unless such amendment, supplement, modification, consent or waiver (A) arises due to, or in connection with there having occurred, an Event of Default or (B) is required by the terms of the Operative Agreements or is executed in connection with any amendment to the Operative Agreements required by law; or

                  (m) Taxes imposed on or with respect to or payable by an Indemnified person or any Affiliate because such Indemnified Person or any Affiliate thereof is not a United States person within the meaning of Section 7701(a)(30) of the Code.

         "Improvements" shall mean the Buildings and all other buildings, structures, Fixtures, Equipment, and other improvements of every kind existing at any time and from time to time on or under the Land, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all additions to or changes in the Improvements at any time.

         "In Balance" means that, with respect to the Budget, (i) the undisbursed portion of the Budget shall be sufficient to complete construction of the Property pursuant to the Construction Contracts prior to the Outside Completion Date and to pay all Project Costs, and (2) the undisbursed portion of each item described in the Budget, plus the reserve for that item, plus the Contingency Reserve for the Property (to the extent such reserve or Contingency Reserve has not theretofore been set aside by the Construction Agent for the payment of overruns in other cost categories or change orders or amendments permitted pursuant to Section 3.2 of the Construction Agency Agreement) shall be sufficient to pay in full the costs to which each such amount in the Budget is allocated and to complete construction of each such item in accordance with the Construction Contracts.

         "Indebtedness" shall mean as to any Person, (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (e) all Capitalized Lease Obligations of such Person, (f) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, e.g., take-or-pay and similar obligations, (g) all obligations of such Person under Interest Rate Agreements, and (h) without duplication, all Contingent Obligations of such Person, provided that Indebtedness shall not include trade payables and accrued expenses relating to employees, in each case arising in the ordinary course of business.

         "Indemnification Sections" shall have the meaning set forth in Section 12.11(b) of the Participation Agreement.

         "Indemnified Person" shall mean the Agent Lessor, the Agent, the Arranger, each Lessor, each Lender, the Defeasance Deposit Depositary Bank and their respective successors, assigns, directors, shareholders, partners, officers, employees, agents and Affiliates.

         "Insurance Requirements" shall mean all terms and conditions of any insurance policy required by the Lease to be maintained by the Lessee and all requirements of the issuer of any such policy.

         "Insolvent" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Interest Period" shall mean, with respect to any Eurodollar Loan or Eurodollar Lessor Amount:

                  (a) initially, the period commencing on the funding date with respect to such Eurodollar Loan or Eurodollar Lessor Amount and ending one month thereafter; and

                  (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan or Eurodollar Lessor Amount and ending (i) during the Construction Period, one month thereafter or (ii) during the Base Term or any Renewal Term, ending one month or three months thereafter;

         provided that, the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period pertaining to a Eurodollar Loan or Eurodollar Lessor Amount would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

         "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate dollar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement designed to protect any Person against fluctuations in interest rates.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

         "Land" shall mean the parcel of real property described on Schedule I of the Lease Supplement and all Appurtenant Rights attached thereto.

         "Lease" shall mean the Lease dated as of the Closing Date between the Agent Lessor and the Lessee, together with any Lease Supplements thereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

         "Lease Balance" shall mean, as of any date of determination, an amount equal to the sum of the Loan Balance and the Lessor Balance and all other amounts owing by Lessee under the Operative Agreements (including without limitation, accrued and unpaid Basic Rent, Capitalized Commitment Fees, Capitalized Interest and Supplemental Rent, if any).

         "Lease Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

         "Lease Event of Default" shall have the meaning set forth in Section
17.1 of the Lease.

         "Lease Payment Obligations" shall have the meaning set forth in Section
17.6 of the Lease.

         "Lease Supplement" shall mean the Lease Supplement substantially in the form of Exhibit A to the Lease together with all attachments and schedules thereto, as such Lease Supplement may be supplemented, amended or modified from time to time.

         "Legal Requirements" shall mean all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Property or the demolition, construction, renovation, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101 et. seq. and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting the Property, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to Section 12.2 of the Lease.

         "Lender Commitment" shall have the meaning set forth in the definition of the term "Commitment".

         "Lender Commitment Fees" shall mean a fee calculated by applying a rate per annum of 0.07% to the aggregate Available Lender Commitments outstanding from time-to-time.

         "Lender Financing Statements" shall mean UCC financing statements appropriately completed and executed for filing in the appropriate state and county offices in Colorado and Delaware in order to perfect a security interest in favor of the Agent in the Equipment located on the Property.

         "Lenders" shall mean the several banks and other financial institutions from time to time lenders under the Credit Agreement.

         "Lessee" shall mean McDATA Corporation, a Delaware corporation, as lessee under the Lease.

         "Lessee Person" means Lessee, Construction Agent, any of their Affiliates and any other Person having direct or indirect control or supervisory responsibility in respect of the construction of the Property, and all contractors and subcontractors under any Construction Contract.

         "Lessors" shall mean, collectively, each of the Persons that are or may from time to time become identified as a "Lessor" party to the Participation Agreement.

         "Lessor Balance" shall mean, as of any date of determination, an amount equal to the sum of the outstanding Lessor Contributions (including Capitalized Interest) together with all accrued and unpaid Yield thereon.

         "Lessor Basic Rent" shall mean the Lessor Yield payable on any Payment Date under the Participation Agreement and the Lease.

         "Lessor Commitment" shall have the meaning set forth in the definition of the term "Commitment".

         "Lessor Commitment Fees" shall mean a fee calculated by applying a rate per annum of 0.15% to the aggregate Available Lessor Commitments from time-to-time.

         "Lessor Contribution" shall have the meaning set forth in Section 2.1 of the Participation Agreement.

         "Lessor Financing Statements" shall mean UCC financing statements appropriately completed and executed for filing in the appropriate state and county offices in Colorado, Delaware and Illinois in order to protect the Agent Lessor's interest under the Lease to the extent the Lease is a security agreement.

         "Lessor Lien" shall mean any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Agent Lessor or any Lessor, not resulting from the transactions contemplated by the Operative Agreements, (b) any act or omission of the Agent Lessor or any Lessor, which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (c) any claim against the Agent Lessor or any Lessor, with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify the Agent Lessor or such Lessor pursuant to the Participation Agreement or (d) any claim against the Agent Lessor or any Lessor arising out of any transfer by the Agent Lessor or such Lessor of all or any portion of the interest of the Agent Lessor or such Lessor in the Property or the Operative Agreements other than the transfer of title to or possession of the Property by the Agent Lessor pursuant to and in accordance with the Lease, the Credit Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Article XVII of the Lease.

         "Lessor Party" shall have the meaning set forth in Section 12.1 of the Participation Agreement.

         "Lessor Remarketing Fee" means, in the event the Lessor elects to remarket the Property on behalf of the Lessee following an election by the Lessee to, or requirement by the Lessor that the Lessee shall, remarket the Property under any of Sections 16.1, 17.2 or 21.1 of the Lease or Sections 4.2(b), 5.3 or 5.5 of the Construction Agency Agreement, an amount equal to six percent (6%) of the projected Fair Market Value of the Property, as improved pursuant to the Plans and Specifications, shown on the Appraisal delivered pursuant to Section 6.1 of the Participation Agreement.

         "Lessor Yield" shall mean Yield.

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right of a third party (excluding rights of first refusal) with respect to such securities.

         "Limited Recourse Amount" shall mean, with respect to the Property on any date, the amount equal to the Termination Value with respect to the Property on such date, less the Maximum Residual Guarantee Amount as of such date with respect to the Property.

         "Loan Balance" shall mean, as of any date of determination, an amount equal to the sum of the outstanding Loans together with all accrued and unpaid interest and Capitalized Interest thereon pursuant to the Credit Agreement.

         "Loan Commitment" shall have the meaning set forth in the definition of the term "Commitment".

         "Loans" shall have the meaning set forth in Section 2.1(a) of the Credit Agreement.

         "Losses" shall have the meaning set forth in Section 12.11(b) of the Participation Agreement.

         "Marketing Period" shall mean, if the Lessee has not given the Maturity Date Election Notice in accordance with Section 20.2 of the Lease and if no Renewal Term has been negotiated pursuant to Section 15.1 of the Participation Agreement, (i) the period commencing on the date eighteen (18) months prior to the Maturity Date and ending on the Maturity Date or (ii) in connection with a remarketing of the Property pursuant to the Construction Agency Agreement or
Article XVI of the Lease, the period commencing on the date selected by the Agent Lessor and ending eighteen (18) months thereafter.

         "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations or condition, financial or otherwise, of the Lessee and its Subsidiaries taken as a whole, (b) material impairment of the ability of Lessee to perform any of its obligations under any Operative Agreement to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Lenders, the Lessors, the Agent and the Agent Lessor under any Operative Agreement. The term "Material Adverse Effect" shall not include the disposition of the Class A Common Stock of the Lessee held by EMC, Inc.

         "Maturity Date" shall mean, with respect to the Loans and the Lessor Contributions, the seventy-eighth (78th) monthly anniversary of the Closing Date, unless such Maturity Date is extended pursuant to Section 2.10 of the Credit Agreement and Section 15.1 of the Participation Agreement.

         "Maturity Date Election Notice" shall have the meaning set forth in
Section 20.2 of the Lease.

         "Maturity Date Purchase Option" shall mean the Lessee's Purchase Option to purchase the Property on the Maturity Date in accordance with Section 20.2 of the Lease.

         "Maximum Residual Guarantee Amount" for the Property shall mean an amount equal to (i) the product of (x) that portion of Property Cost properly capitalized as "Project Costs" under GAAP as of the Completion Date multiplied by (y) the Maximum Residual Percentage for the Property minus (ii) the future value, as of the Expiration Date, of the sum of any payments the Construction Agent is obligated to make during the Construction Period (including Construction Period rents) other than for Full Recourse Construction Period Events of Default.

         "Maximum Residual Percentage" shall mean, at any date of determination, with respect to the Property, 85%.

         "Minimum Bid Amount" shall have the meaning set forth in Section 21.1(b) of the Lease.

         "Modifications" shall have the meaning set forth in Section 11.1(a) of the Lease.

         "Mortgaged Property" shall have the meaning set forth in Section 7.2(c) of the Lease.

         "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Proceeds" shall mean all amounts paid in connection with any Casualty or Condemnation, and all interest earned thereon, less the expense of claiming and collecting such amounts, including all reasonable costs and expenses in connection therewith for which the Agent and the Agent Lessor or Lessor are entitled to be reimbursed pursuant to the Lease.

         "Net Sale Proceeds Shortfall" shall mean the amount by which the proceeds of a sale of the Property described in Section 21.1 of the Lease (net of all expenses of sale) are less than the Limited Recourse Amount for the Property.

         "Non-Consenting Participant" shall have the meaning set forth in
Section 15.1(b) of the Participation Agreement.

         "Non-Lessor Party" shall have the meaning set forth in Section 12.11(a) of the Participation Agreement.

         "Nonrecourse Portion" shall mean that portion of the Termination Value, if any, equal to the aggregate of all Force Majeure Costs; provided, that notwithstanding anything contained in the Lease or elsewhere in the Operative Agreements, the Nonrecourse Portion shall not be a recourse obligation of Lessee but shall be recourse only to the Property and the other Collateral.

         "Note" shall have the meaning set forth in Section 2.2 of the Credit Agreement.

         "Notes Basic Rent" shall mean the interest due on the Loans on any Specified Interest Payment Date pursuant to the Credit Agreement (but not including interest on overdue amounts under Section 2.7(c) of the Credit Agreement or otherwise).

         "Obligations" shall mean the collective reference to (i) the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Borrower to the Agent or the Lenders (including interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Credit Documents or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all reasonable fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or any other Credit Document), (ii) all amounts payable by the Lessee under any of the Operative Agreements (including indemnities) to the Agent and/or the Lenders, the Agent Lessor and the Lessors and (iii) all amounts owing by the Lessee to the Agent Lessor and the Lessors in respect of accrued and unpaid Lessor Yield and outstanding fundings of the Lessor Contributions.

         "Off-Balance Sheet Debt" shall mean, for the Lessee and its Subsidiaries at any date, the maximum amount of that portion of the rental payments (including basic, supplemental and additional rent) representing payments of principal or equity contributions and not interest required to be made by the Lessee and any of its Subsidiaries under any synthetic lease or other off-balance sheet financing arrangement, including in the amount of such payments the maximum amount of all payments (including payments of termination value) representing payments of principal or equity contributions and not interest required to be made in connection with any purchase of the property or assets subject thereto by the Lessee or any of its Subsidiaries at the expiration of the term of such lease or arrangement.

         "Officer's Certificate" shall mean a certificate signed by any individual holding the office of vice president or higher, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

         "Operative Agreements" shall mean the following:

         1.       the Participation Agreement;

         2.       the Notes;

         3.       the Deed;

         4.       the Lease and the Lease Supplement;

         5.       the Assignment of Lease;

         6.       the Consent to Assignment;

         7.       the Credit Agreement;

         8.       the Deed of Trust;

         9.       the UCC Financing Statements;

         10.      the Property Purchase Agreement;

         11.      the Assignment of Purchase Agreement;

         12.      the Construction Contracts;

         13.      the Contract Assignment;

         14.      the Construction Agency Agreement;

         15.      the Defeasance Deposit Agreement;

         16.      the Control Agreement; and

         17.      the Requisitions.

         "Outside Completion Date" with respect to the Property shall mean the twenty-fourth (24th) monthly anniversary of the Closing Date.

         "Overdue Interest" shall mean any interest payable pursuant to Section 2.7(c) of the Credit Agreement.

         "Overdue Rate" shall mean (i) with respect to Notes Basic Rent and any other amount owed under or with respect to the Credit Agreement or the Security Documents, the rate set forth in Section 2.7(c) of the Credit Agreement, (ii) with respect to Lessor Yield and the Lessor Contributions, 2% in excess of the Lessor Yield then in effect and (iii) with respect to any other amount, the amount referred to in of Section 2.7(c) of the Credit Agreement.

         "Partial Purchase Option" shall have the meaning set forth in Section 20.1(b) of the Lease.

         "Partial Purchase Option Price" shall have the meaning set forth in
Section 20.1(b) of the Lease.

         "Participants" shall mean, collectively, each Lender and each Lessor, and their successors and assigns.

         "Participant Balance" shall mean, with respect to any Participant as of any date of determination: (i) with respect to any Lender, an amount equal to the aggregate outstanding Loans of such Lender, together with all accrued and unpaid interest thereon or (ii) with respect to any Lessor, an amount equal to the aggregate outstanding Lessor Contributions of such Lessor, together with all amounts of accrued and unpaid Yield thereon.

         "Participation Agreement" shall mean the Participation Agreement dated as of the Closing Date among the Lessee, the Lessors, the Agent Lessor, the Agent and the Lenders, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

         "Payment Date" shall mean each Specified Interest Payment Date and each Specified Commitment Fee Payment Date and any other date on which a payment is otherwise due under the terms of the Credit Agreement or the Participation Agreement or, if all amounts due under the Credit Agreement have been paid in full and the Credit Agreement has been terminated, the first Business Day of each calendar month during the Term.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Permitted Exceptions" shall mean: (i) Liens of the types described in clauses (i), (iii), (v) and (vii) of the definition of Permitted Liens; and (ii) all non-monetary encumbrances, exceptions, restrictions, easements, rights of way, servitudes, encroachments and irregularities in title, other than Liens which do not, in the reasonable assessment of the Agent, materially impair the use of the Property for its intended purpose.

         "Permitted Lease Investment Balance" shall mean, as of any date of determination, the difference between (i) the Termination Value and (ii) (A) to the extent funded by the Participants under the Construction Agency Agreement and the Participation Agreement, the sum of all Force Majeure Costs, plus (B) to the extent not so funded, the sum of all Force Majeure Costs, as determined pursuant to an Appraisal by an appraiser acceptable to the Agent Lessor; provided, that American Appraisal Associates, Inc. and Deloitte & Touche are acceptable to the Agent Lessor. Such Appraisal shall show the diminution in the Fair Market Sales Value of the Property resulting from the Force Majeure Event giving rise to such Force Majeure Costs; provided that such diminution shall not exceed the cost to repair any damage to the affected portion of the Property resulting from such Force Majeure Event.

         "Permitted Liens" shall mean: (i) the respective rights and interests of the parties to the Operative Agreements as provided in the Operative Agreements; (ii) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease; (iii) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 12.3 of the Participation Agreement; (iv) Liens arising by operation of law, materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than 30 days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in
Section 12.3 of the Participation Agreement; (v) Liens of any of the types referred to in clause (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Agent Lessor have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens; (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 12.3 of the Participation Agreement; and (vii) easements, rights of way and other encumbrances on title to real property pursuant to Section 12.2 of the Lease.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental authority or any other entity.

         "Plan" shall mean an Employee Benefit Plan.

         "Plans and Specifications" shall mean the plans and specifications for the Buildings to be constructed on the Property, as such Plans and Specifications may be amended, modified or supplemented from time to time in accordance with the terms of the Operative Agreements.

         "Project Costs" shall mean all costs and expenses incurred by the Construction Agent or Agent Lessor or otherwise expended prior to the Completion Date in connection with the acquisition and development of the Land and the design and construction of the Buildings and any other Improvements, including Property Acquisition Costs, all professional fees and other soft costs incurred in connection therewith, Transaction Expenses and other pre-closing and closing costs incurred by Construction Agent or Agent Lessor in connection with the transactions contemplated by the Operative Agreements and Capitalized Interest on the Loans and capitalized Lessor Yield during the Construction Period, as the same are reflected in the Budget prepared in accordance with the Construction Agency Agreement.

         "Projected Completion Value" shall mean the estimated value of any Improvements assuming such Improvements are completed in accordance with the Plans and Specifications, as established by an Appraisal.

         "Property" shall mean the collective reference to the Agent Lessor's fee interest in the Land and Agent Lessor's fee interest in all of the Buildings and Improvements at any time located on or under such Land.

         "Property Acquisition Cost" shall mean the cost to the Agent Lessor to purchase the Land and other costs incurred in connection therewith, including, without limitation, all professional fees and permitting, survey, title and other similar costs.

         "Property Cost" shall mean with respect to the Property the aggregate amount of the Loans and Lessor Contributions made to finance the Project Costs.

         "Property Purchase Agreement" shall mean the Option to Purchase Agreement, as amended, for the Land dated as of June 16, 2000 between the Existing Owner and the Lessee.

         "Purchase Notice" shall have the meaning set forth in Section 20.1 of the Lease.

         "Purchase Option" shall have the meaning set forth in Section 20.1 of the Lease.

         "Purchase Option Price" shall have the meaning set forth in Section
20.1 of the Lease.

         "Register" shall have the meaning set forth in Section 9.6(a) of the Credit Agreement.

         "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

         "Renewal Term" shall have the meaning set forth in Section 15.1(a) of the Participation Agreement.

         "Rent" shall mean, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

         "Replacement Participant" shall have the meaning set forth in Section 15.1(b) of the Participation Agreement.

         "Reportable Event" shall mean a "reportable event" described in Section 4043(b) of ERISA as to which the thirty (30) day notice period has not been waived.

         "Required Lenders" shall mean, at any time, Lenders the Commitment Percentages of which aggregate at least 51% of the Commitment Percentages of all Lenders.

         "Required Lessors" shall mean, at any time, Lessors the Commitment Percentages of which aggregate at least 51% of the Commitment Percentages of all Lessors.

         "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation, By-Laws, Articles of Association or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Requisition" shall have the meaning set forth in Section 5.2 of the Participation Agreement.

         "Restricted Payment" shall mean (i) the declaration or payment of any dividend or the incurrence of any liability to make any payment or distribution of cash or other property or assets in respect of a Person's stock, (ii) any payment on account of the purchase, redemption, defeasance or other retirement of a Person's stock or any other payment or distribution made in respect thereof, either directly or indirectly, or (iii) any payment, loan, contribution, or other transfer of funds or other property to any stockholder of such Person.

         "Scheduled Commitment Fee Payment Date" shall mean the date any Commitment Fee is payable.

         "Scheduled Interest Payment Date" shall mean (a) as to any ABR Loan or ABR Lessor Contribution, the last day of each month to occur while such Loan is outstanding and the Maturity Date, (b) as to any Eurodollar Loan or Eurodollar Lessor Contribution, the last day of each Interest Period.

         "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "Security Documents" shall mean the collective reference to the Deed of Trust, the Lease, the Assignment of Lease, the Contract Assignment, the Defeasance Deposit Agreement, the Control Agreement and all other security documents hereafter delivered to the Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Agent Lessor under the Credit Agreement and/or under any of the other Credit Documents or the Obligations of the Lessee or to secure any guarantee of any such obligations and liabilities.

         "Shared Rights" shall mean the rights retained by the Agent Lessor, but not to the exclusion of the Agent, pursuant to Section 8.2(a)(ii) of the Credit Agreement.

         "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Significant Casualty" shall mean a Casualty that in the reasonable, good faith judgment of the Lessee (as evidenced by an Officer's Certificate) (or, if occurring during the Construction

Period, of the Agent Lessor) either (a) renders the Property unsuitable for continued use as a commercial property of the type of the Property immediately prior to such Casualty or (b) is so substantial in nature that restoration of the Property to substantially its condition as existed immediately prior to such Casualty would be impracticable or impossible.

         "Significant Condemnation" shall mean a Condemnation that in the reasonable, good faith judgment of the Lessee (as evidenced by an Officer's Certificate) (or, if occurring during the Construction Period, of the Agent Lessor) either (a) renders the Property unsuitable for continued use as commercial property of the type of the Property immediately prior to such Condemnation or (b) is such that restoration of the Property to substantially its condition as existed immediately prior to such Condemnation would be impracticable or impossible.

         "Significant Event" shall mean (i) a Significant Casualty, (ii) a Significant Condemnation, (iii) an event where the restoration of the Property subject to a Casualty or Condemnation shall not be completed prior to the earlier of (A) the 180th day prior to the Expiration Date or (B) twelve (12) months following the occurrence of such Casualty or Condemnation or (iv) the occurrence of an Environmental Violation where the costs to clean up or remediate the same are reasonably estimated by the Lessee (or, if occurring during the Construction Period, the Lessor) to exceed $5,000,000.

         "Specified Interest Payment Date" shall mean (a) any Scheduled Interest Payment Date and (b) any date on which interest is payable pursuant to Section 2.7(d) of the Credit Agreement and Section 2.2(c) of the Participation Agreement in connection with any prepayment of the Loans or Lessor Contributions.

         "Specified Commitment Fee Payment Date" shall have the meaning set forth in Section 2.10 of the Participation Agreement.

         "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to the applicable Interest Period. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Structuring Fee" shall have the meaning set forth in the Arranger's Fee Letter.

         "Subject Contracts" shall have the meaning set forth in Section 7.2(c) of the Lease.

         "Subject Leases" shall have the meaning set forth in Section 7.2(c) of the Lease.

         "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Supplemental Amounts" shall have the meaning set forth in Section 9.15 of the Credit Agreement.

         "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Construction Agent or the Lessee assumes or agrees to pay under the Participation Agreement or any other Operative Agreement to the Agent Lessor or to any other party to the Operative Agreements or to an Indemnified Person including, without limitation pursuant to Section 12 of the Participation Agreement or pursuant to Section 8.1(c) or Section 8.2 of the Participation Agreement, or in respect of Transaction Expenses included in paragraph (a) (but excluding payments to counsel to the Lessee), (b) (but excluding payments to counsel to the Lessee), (d), (e), (f), (g), (h), (i), (j) and (k) of the definition of Transaction Expenses. Except in circumstances where
Section 5.3(a) of the Construction Agency Agreement is applicable, during the Construction Period, the aggregate amount paid by the Lessee as Supplemental Rent shall not exceed the Construction Period Maximum Recourse Amount; provided, that, payments pursuant to Sections 12.1, 12.2 and 12.3 of the Participation Agreement shall be excluded for this purpose.

         "Tax Registration Indemnitee" shall have the meaning set forth in
Section 12.9 of the Participation Agreement.

         "Taxes" shall have the meaning set forth in the definition of "Impositions".

         "Term" shall mean the Basic Term and any Renewal Term.

         "Termination Date" shall have the meaning set forth in Section 16.2(a) of the Lease.

         "Termination Notice" shall have the meaning set forth in Section 16.1(a) of the Lease.

         "Termination Value" shall mean with respect to the Property, as of any determination date, an amount equal to the sum of (i) the aggregate outstanding principal of the Notes, accrued and unpaid interest on the Notes and any other amounts due under the Credit Agreement, plus (ii) the aggregate outstanding amount of the Lessor Contributions, and all accrued amounts due on account of the Lessor Yield, plus (iii) other amounts owing to the Participants under the Operative Agreements.

         "Title Company" shall mean First American Heritage Title Company or such other title insurance company reasonably acceptable to the Agent and the Agent Lessor.

         "Total Condemnation" shall mean a Condemnation that involves a taking of the Agent Lessor's entire title to the Property.

         "Transaction Expenses" shall mean:

                  11. the reasonable fees, out-of-pocket expenses and disbursements of counsel for the Agent Lessor, counsel for the Lenders and counsel for the Lessee (including local counsel) in connection with negotiating the terms of the Operative Agreements and the other transaction documents, preparing for the closing under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Agreements;

                  12. the reasonable fees, out-of-pocket expenses and disbursements of counsel for the Agent Lessor, counsel for the Lenders and counsel for the Lessee (including local counsel) in connection with the transactions contemplated to occur on the Property Closing Date and each other Funding Date;

                  13. the Structuring Fee;

                  14. any and all Taxes and fees incurred in recording, registering or filing any Operative Agreement, any other transaction document, any deed, declaration, deed of trust, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreements;

                  15. all reasonable fees, expenses and disbursements of special New York counsel;

                  16. all costs and expenses relating to surveys and the Environmental Audits required on or prior to the Closing Date to be delivered under the Operative Agreements;

                  17. fees and other expenses relating to the appraisals required to be delivered on or prior to the Closing Date by the Operative Agreements;

                  18. with respect to builder's "all risk" insurance required to be maintained under Section 6.1(b) of the Construction Agency Agreement during the Construction Period, insurance premiums incurred by the Construction Agent or the Agent Lessor for such insurance and any amount not included in amounts payable to the Agent Lessor under any such insurance policy as a result of the "deductible" included in such policy;

                  19. the reasonable fees and expenses of the Agent's independent real estate consultant, if any;

                  20. all title insurance and escrow fees in connection with the transaction contemplated by the Operative Agreements; and

                  21. the Commitment Fees.

         "Transactions" shall have the meaning set forth in Section 7.3(d) of the Participation Agreement.

         "Transferee" shall have the meaning set forth in Section 11.3 of the Participation Agreement.

         "Type" shall mean, as to any Loan or Lessor Contribution, its nature as an ABR Loan or Lessor Contribution or a Eurodollar Loan or Lessor Contribution.

         "UCC Financing Statements" shall mean collectively the Lender Financing Statements and the Lessor Financing Statements.

         "Uniform Commercial Code" and "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

         "Value" shall have the meaning set forth in Section 1 of the Defeasance Deposit Agreement.

         "Yield" shall have the meaning set forth in Section 2.2(a) of the Participation Agreement.

         "Yield Rate" shall mean (i) the sum of the Adjusted Eurodollar Rate plus the Applicable Margin, or (ii) if, pursuant to the Participation Agreement, the Lessor Contributions may not bear Yield based upon the Eurodollar Rate, the ABR.